                                                                    EXHIBIT 10.1
--------------------------------------------------------------------------------
                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                           Dated as of August 19, 2003

                                      among

                          ARDENT HEALTH SERVICES, INC.,
                                as the Borrower,

                           ARDENT HEALTH SERVICES LLC

                                       and

                          CERTAIN OF ITS SUBSIDIARIES,
                               as the Guarantors,

                                  BANK ONE, NA,
           as Administrative Agent, Swing Line Lender and L/C Issuer,

                            BANK OF AMERICA, N.A. and
                               UBS SECURITIES LLC,
                            as Co-Syndication Agents,

                    GENERAL ELECTRIC CAPITAL CORPORATION and
                             MERRILL LYNCH CAPITAL,
                           as Co-Documentation Agents,

                                       and

                         The Other Lenders Party Hereto


                                  Arranged By:

                         BANC OF AMERICA SECURITIES LLC

                                       and

                         BANC ONE CAPITAL MARKETS, INC.,
                 as Joint Lead Arrangers and Joint Book Managers






--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.......................................1
1.01          Defined Terms.......................................................1
1.02          Other Interpretive Provisions.......................................31
1.03          Accounting Terms....................................................32
1.04          Rounding............................................................32
1.05          References to Agreements and Laws...................................33
1.06          Times of Day........................................................33
1.07          Letter of Credit Amounts............................................33

ARTICLE II  THE COMMITMENTS AND CREDIT EXTENSIONS.................................33
2.01          Revolving Loans and Incremental Term Loans..........................33
2.02          Borrowings; Conversions and Continuations of Loans..................35
2.03          Letters of Credit...................................................36
2.04          Swing Line Loans....................................................43
2.05          Prepayments.........................................................45
2.06          Termination or Reduction of Commitments.............................47
2.07          Repayment of Loans..................................................47
2.08          Interest............................................................47
2.09          Fees................................................................48
2.10          Computation of Interest and Fees....................................48
2.11          Evidence of Debt....................................................48
2.12          Payments Generally..................................................49
2.13          Sharing of Payments.................................................50

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY...............................51
3.01          Taxes...............................................................51
3.02          Illegality..........................................................52
3.03          Inability to Determine Rates........................................52
3.04          Increased Cost and Reduced Return; Capital Adequacy.................53
3.05          Funding Losses......................................................53
3.06          Matters Applicable to all Requests for Compensation.................54
3.07          Survival............................................................54

ARTICLE IV  GUARANTY..............................................................54
4.01          The Guaranty........................................................54
4.02          Obligations Unconditional...........................................54
4.03          Reinstatement.......................................................55
4.04          Certain Additional Waivers..........................................56
4.05          Remedies............................................................56
4.06          Rights of Contribution..............................................56
4.07          Guarantee of Payment; Continuing Guarantee..........................57

ARTICLE V  CONDITIONS PRECEDENT...................................................57
5.01          Conditions to Closing...............................................57
5.02          Further Conditions..................................................61
5.03          Further Conditions to the Borrowing of Incremental Term Loans.......62

ARTICLE VI  REPRESENTATIONS AND WARRANTIES........................................63
6.01          Existence, Qualification and Power..................................63
6.02          Authorization; No Contravention.....................................63

6.03          Governmental Authorization; Other Consents..........................64
6.04          Binding Effect......................................................64
6.05          Financial Statements; No Material Adverse Effect....................64
6.06          Litigation..........................................................65
6.07          Contractual Obligations.............................................65
6.08          Ownership of Property; Liens........................................65
6.09          Environmental Compliance............................................65
6.10          Insurance...........................................................66
6.11          Taxes...............................................................66
6.12          ERISA Compliance....................................................66
6.13          Subsidiaries........................................................67
6.14          Margin Regulations; Investment Company Act; Public Utility
              Holding Company Act.................................................67
6.15          Disclosure..........................................................67
6.16          Compliance with Laws................................................68
6.17          Intellectual Property; Licenses, Etc................................68
6.18          Solvency............................................................69
6.19          Perfection of Security Interests in the Collateral..................69
6.20          Business Locations..................................................69
6.21          Brokers' Fees.......................................................69
6.22          Labor Matters.......................................................69
6.23          Fraud and Abuse.....................................................69
6.24          Licensing and Accreditation.........................................69
6.25          Tax Shelter Regulations.............................................70
6.26          Subordination.......................................................70

ARTICLE VII  AFFIRMATIVE COVENANTS................................................70
7.01          Financial Statements................................................71
7.02          Certificates; Other Information.....................................72
7.03          Notices.............................................................74
7.04          Payment of Obligations..............................................76
7.05          Preservation of Existence, Etc......................................76
7.06          Maintenance of Properties...........................................76
7.07          Maintenance of Insurance............................................76
7.08          Compliance with Laws................................................77
7.09          Books and Records...................................................77
7.10          Inspection Rights...................................................78
7.11          Use of Proceeds.....................................................78
7.12          Additional Subsidiaries.............................................78
7.13          ERISA Compliance....................................................79
7.14          Pledged Assets......................................................79

ARTICLE VIII  NEGATIVE COVENANTS..................................................80
8.01          Liens...............................................................80
8.02          Investments.........................................................82
8.03          Indebtedness........................................................83
8.04          Fundamental Changes.................................................85
8.05          Dispositions........................................................85
8.06          Restricted Payments.................................................86
8.07          Change in Nature of Business........................................86
8.08          Transactions with Affiliates and Insiders...........................86

8.09          Burdensome Agreements...............................................87
8.10          Use of Proceeds.....................................................87
8.11          Financial Covenants.................................................88
8.12          Prepayment of Other Indebtedness, Etc...............................90
8.13          Organization Documents; Fiscal Year; Legal Name,
              State of Formation and Form of Entity...............................90
8.14          Ownership of Subsidiaries...........................................91
8.15          Sale Leasebacks.....................................................91
8.16          Limitations on Parent...............................................91

ARTICLE IX  EVENTS OF DEFAULT AND REMEDIES........................................92
9.01          Events of Default...................................................92
9.02          Remedies Upon Event of Default......................................94
9.03          Application of Funds................................................95

ARTICLE X  ADMINISTRATIVE AGENT...................................................96
10.01         Appointment and Authorization of Administrative Agent...............96
10.02         Delegation of Duties................................................96
10.03         Liability of Administrative Agent...................................96
10.04         Reliance by Administrative Agent....................................97
10.05         Notice of Default...................................................97
10.06         Credit Decision; Disclosure of Information by Administrative Agent..97
10.07         Indemnification of Administrative Agent.............................98
10.08         Administrative Agent in its Individual Capacity.....................98
10.09         Successor Administrative Agent......................................99
10.10         Administrative Agent May File Proofs of Claim.......................99
10.11         Collateral and Guaranty Matters.....................................100
10.12         Other Agents; Arrangers and Managers................................101

ARTICLE XI  MISCELLANEOUS.........................................................101
11.01         Amendments, Etc.....................................................101
11.02         Notices and Other Communications; Facsimile Copies..................102
11.03         No Waiver; Cumulative Remedies......................................103
11.04         Attorney Costs, Expenses and Taxes..................................104
11.05         Indemnification by the Borrower.....................................104
11.06         Payments Set Aside..................................................105
11.07         Successors and Assigns..............................................105
11.08         Confidentiality.....................................................108
11.09         Set-off.............................................................108
11.10         Interest Rate Limitation............................................109
11.11         Counterparts........................................................109
11.12         Integration.........................................................109
11.13         Survival of Representations and Warranties..........................109
11.14         Severability........................................................110
11.15         Tax Forms...........................................................110
11.16         Replacement of Lenders..............................................111
11.17         Governing Law.......................................................112
11.18         Waiver of Right to Trial by Jury....................................112
11.19         Publicity...........................................................112

SCHEDULES

         1.01     Existing Letters of Credit
         2.01     Commitments and Pro Rata Shares
         5.01(g)  Survey Locations
         6.10     Insurance
         6.13     Subsidiaries
         6.17     IP Rights
         6.20(a)  Locations of Real Property
         6.20(b)  Locations of Tangible Personal Property
         6.20(c)  Location of Chief Executive Office
         8.01     Liens Existing on the Closing Date
         8.02     Investments Existing on the Closing Date
         8.03     Indebtedness Existing on the Closing Date
         8.15     Sale and Leaseback Transactions
         11.02    Certain Addresses for Notices

EXHIBITS

         A        Form of Intercreditor and Subordination Agreement
         B        Form of Pledge Agreement
         C        Form of Security Agreement
         D        Form of Incremental Term Loan Commitment Agreement
         E        Form of Loan Notice
         F        Form of Swing Line Loan Notice
         G        Form of Revolving Note
         H        Form of Swing Line Note
         I        Form of Incremental Term Note
         J        Form of Compliance Certificate
         K        Form of Borrowing Base Certificate
         L        Form of Joinder Agreement
         M        Form of Intercompany Note
         N        Form of Intercompany Security Documents
         O        Form of Assignment and Assumption

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of August 19, 2003 among ARDENT HEALTH SERVICES, INC., a Delaware corporation (the "Borrower"), the Guarantors (defined herein), the Lenders (defined herein) and BANK ONE, NA, as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Borrower has requested that the Lenders provide $125,000,000 in credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01     DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Account" means any right to payment for goods sold or leased or services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, including, without limitation, the right to payment of management fees.

         "Account Debtor" means any Person obligated on any Account of a Loan Party, including without limitation, any Insurer and any Medicaid/Medicare Account Debtor.

         "Acquisition", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or any Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

         "Additional Subordinated Indebtedness" means any Indebtedness of the Borrower which by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents on terms and conditions (including without limitation the subordination provisions) at least as favorable to the Lenders as those set forth in the Senior Subordinated Notes Documents or on such other terms and conditions as evidenced by documentation satisfactory to the Administrative Agent and the Syndication Agents.

         "Administrative Agent" means Bank One, NA in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent Fee Letter" means the letter agreement dated July 22, 2003 among the Borrower, Bank One and Banc One Capital Markets, Inc.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent-Related Persons" means the Administrative Agent and the Arrangers, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Closing Date is ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000).

         "Agreement" means this Credit Agreement, as amended, modified, supplemented and extended from time to time.

         "Applicable Rate" means (a) in the case of the Incremental Term Loans, the percentage per annum determined on or prior to the applicable Incremental Term Loan Borrowing Date as set forth in the applicable Incremental Term Loan Commitment Agreement and (b) in the case of the Revolving Loans and the Letters of Credit, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

       -----------------------------------------------------------------------------------------------
          Pricing              Consolidated             Letters of Credit and
            Tier              Leverage Ratio              Eurodollar Loans             Base Rate Loans
       -----------------------------------------------------------------------------------------------
       -----------------------------------------------------------------------------------------------
             1                  < 2.75:1.0                      2.75%                       1.75%
       -----------------------------------------------------------------------------------------------
             2           > 2.75:1.0 but < 3.5:1.0               3.25%                       2.25%
                         -
       -----------------------------------------------------------------------------------------------
             3           > 3.5:1.0 but < 4.0:1.0                3.75%                       2.75%
                         -
       -----------------------------------------------------------------------------------------------
             4                 > 4.0 to 1.0                     4.00%                       3.00%
                               -
       -----------------------------------------------------------------------------------------------

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending December 31, 2003 shall be determined based upon Pricing Tier 3. Notwithstanding anything to the contrary contained herein, if on the date that any Incremental Term Loan is incurred the Applicable Rate initially in effect for such Incremental Term Loan exceeds by more than 0.50% the Applicable Rate then in effect for the Revolving Loans, the Applicable Rate with respect to each Pricing Tier for the Revolving Loans shall be automatically increased by such excess over 0.50%.

         "Approved Hospital Swap" means any exchange of one or more healthcare facilities and related Property owned by any Loan Party for one or more healthcare facilities and related Property owned by one or more Persons other than a Loan Party; provided, that (a) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, in detail reasonably satisfactory to the Administrative Agent, demonstrating that, upon giving effect to any such exchange on a Pro Forma Basis, Consolidated EBITDA will be not less than 90% of Consolidated EBITDA prior to such exchange and (b) the aggregate book value of all assets disposed of by the Loan Parties pursuant to these exchanges subsequent to the Closing Date (determined as of the date of any such exchange, net of any liabilities of the Loan Parties assumed by the Person to which the relevant assets were transferred) shall not exceed 10% of the total assets of the Parent and its Subsidiaries on a consolidated basis. Furthermore, (a) if any transaction involves both an exchange and payment of consideration, such transaction shall be deemed to be an Approved Hospital Swap only to the extent that it involves such an exchange and (b) a Loan Party shall not be permitted to exchange assets that are not in the HMO Business for assets in the HMO Business pursuant to an Approved Hospital Swap.

         "Arrangers" means Banc of America Securities LLC and Banc One Capital Markets, Inc. in their capacities as joint lead arrangers and joint book managers.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit O.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

         "Availability Period" means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Bank One" means Bank One, NA and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% per annum and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank One as its "prime rate." The "prime rate" is a rate set by Bank One based upon various factors including Bank One's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the "prime rate" announced by Bank One shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Base Rate Revolving Loan" means a Revolving Loan that bears interest based on the Base Rate.

         "Baton Rouge Property" means that certain property known as the Stanacola Clinic located at 1401 North Foster Avenue, Baton Rouge, Louisiana.

         "Behavioral Business" has the meaning set forth in Section 7.01(a).

         "Borrower" has the meaning specified in the introductory paragraph hereto.

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Borrowing Base" means, as of any day, an amount equal to the sum of
(a) sixty-five percent (65%) of the book value of the Qualified Accounts due and owing from any Medicaid/Medicare Account Debtor, Insurer or other Account Debtor, plus (b) eighty-five percent (85%) of the book value of Fixed Assets, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders in accordance with Section 7.02(c).

         "Borrowing Base Certificate" has the meaning specified in Section 7.02(c).

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and if such day relates to any Eurodollar Rate Loan, also means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Businesses" means, at any time, a collective reference to the businesses operated by the Parent and its Subsidiaries at such time.

         "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Captive Insurance Subsidiary" means the Subsidiary established by the Borrower or any of its Subsidiaries for the sole purpose of providing self-insurance coverage to the Parent and its Subsidiaries.

         "Cash Collateralize" has the meaning specified in Section 2.03(g).

         "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) First Bank, (iii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iv) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d) and (f) with respect to (i) the Parent and its Subsidiaries (other than HMO Subsidiaries), marketable debt securities regularly traded on a national securities exchange or in the over-the-counter market, if and to the extent such debt security constitutes a permitted investment under the HMO Regulations applicable to any of the HMO Subsidiaries or (ii) any HMO Subsidiary, marketable debt securities regularly traded on a national securities exchange or in the over-the-counter market, if and to the extent such debt security constitutes a permitted investment under the HMO Regulations applicable to such HMO Subsidiary.

         "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services or any successor thereto including, without limitation, TRICARE.

         "Change of Control" means an event or series of events by which:

                  (a) prior to the consummation of an initial Public Equity
         Offering:

                           (i) the Sponsor Group shall fail to own beneficially,
                  directly or indirectly, at least 50.1% of the outstanding Voting Stock of the Parent, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent, convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or exercisable); or

                           (ii) the Parent shall fail to own directly 100% of
                  the outstanding Capital Stock of the Borrower, determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Capital Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                  (b) after the consummation of an initial Public Equity Offering of the common stock of the Parent:

                           (i) (A) any "person" or "group" (within the meaning
                  of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Sponsor Group becomes the beneficial owner, directly or indirectly, of more than 25% of the outstanding Voting Stock of the Parent, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent, convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or exercisable) and (B) the Sponsor Group fails to own beneficially, directly or indirectly, at least 10% more outstanding Voting Stock of the Parent than any "person" or "group" owning more than 25% of the outstanding Voting Stock of the Parent, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Parent, convertible into or exercisable for Voting Stock of the Parent (whether or not such securities are then currently convertible or exercisable). For the avoidance of doubt, it would constitute a "Change of Control" hereunder if any "person" or "group" other than the Sponsor Group acquired 25.1% of the outstanding Voting Stock of the Parent and the Sponsor Group failed to own at least 35.1% of the outstanding Voting Stock of the Parent; or

                           (ii) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Parent's board of directors (or similar governing body) (together with any new directors whose election was approved by a majority of the directors then in office who were either directors at the beginning of such period or whose election was previously so approved) cease for any reason to have a majority of the total voting power of the board of directors (or similar body) of the Parent; or

                           (iii) the Parent shall fail to own directly 100% of
                  the outstanding Capital Stock of the Borrower, determined on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Capital Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                  (c) after the consummation of an initial Public Equity Offering of the common stock of the Borrower:

                           (i) (A) any "person" or "group" (within the meaning
                  of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Sponsor Group becomes the beneficial owner, directly or indirectly, of more than 25% of the outstanding Voting Stock of the Borrower, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable) and
                  (B) the Sponsor Group fails to own beneficially, directly or indirectly, at least 10% more outstanding Voting Stock of the Borrower than any "person" or "group" owning more than 25% of the outstanding Voting Stock of the Borrower, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower, convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable). For the avoidance of doubt, it would constitute a "Change of Control" hereunder if any "person" or "group" other than the Sponsor Group acquired 25.1% of the outstanding Voting Stock of the Borrower and the Sponsor Group failed to own at least 35.1% of the outstanding Voting Stock of the Borrower; or

                           (ii) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Borrower's board of directors (or similar governing body) (together with any new directors whose election was approved by a majority of the directors then in office who were either directors at the beginning of such period or whose election was previously so approved) cease for any reason to have a majority of the total voting power of the board of directors (or similar body) of the Borrower; or

                  (d) the occurrence of a "Change of Control" (or any comparable term) under, and as defined in, the Subordinated Indebtedness Documents; or

                  (e) the occurrence of a "Change of Control" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Documents.

         "Closing Date" means the date hereof.

         "CMS" means the Centers for Medicare and Medicaid Services and any successor thereof.

         "Collateral" means a collective reference to all real and personal Property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

         "Collateral Agent" means Bank One, NA, in its capacity as collateral agent under any of the Collateral Assignment Documents, or any successor collateral agent.

         "Collateral Assignment Documents" means the collateral assignments of notes and liens executed by the Loan Parties executed in favor of the Collateral Agent, as amended, modified, restated or supplemented from time to time.

         "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgage Instruments, the Collateral Assignment Documents and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

         "Commitment" means, as to each Lender, the Revolving Commitment of such Lender and/or the Incremental Term Loan Commitment of such Lender.

         "Company Action Level" means the Company Action Level risk-based capital threshold, as defined by NAIC.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit J.

         "Consolidated Capital Expenditures" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, all capital expenditures, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (i) expenditures made with proceeds of any Disposition to the extent such proceeds are reinvested within the period required by the definition of "Net Cash Proceeds" and (ii) expenditures relating to any Involuntary Disposition to the extent such expenditures are used to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation.

         "Consolidated EBITDA" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) (to the extent deducted in calculating such Consolidated Net Income) (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Parent and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) any non-recurring fees, charges and cash expenses made or incurred in connection with the Transactions, (v) any other non-cash charges for such period minus (b) (to the extent added back pursuant to clause (a)(iv) above in a previous period) all cash charges made during such period on account of reserves, restructuring charges and other non-cash charges, all as determined in accordance with GAAP.

         "Consolidated Funded Indebtedness" means Funded Indebtedness of the Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Consolidated Interest Charges" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest, but excluding amortization of capitalized financing costs) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (ii) the portion of rent expense of the Parent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP minus
(iii) interest income of the Loan Parties for such period determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) to (b) the cash portion of Consolidated Interest Charges for the period of the four fiscal quarters most recently ended for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b). Notwithstanding the foregoing, for purposes of calculating the Consolidated Interest Coverage Ratio (i) as of the fiscal quarter ending September 30, 2003, Consolidated Interest Charges for the twelve month period ending September 30, 2003 shall be calculated on a pro forma basis as if the Senior Subordinated Notes and any other Indebtedness outstanding were incurred as of the first day of the applicable twelve month period, (ii) as of the fiscal quarter ending December 31, 2003, Consolidated Interest Charges for the twelve month period ending December 31, 2003 shall be deemed to be actual Consolidated Interest Charges for the three month period ending December 31, 2003 multiplied by 4, (iii) as of the fiscal quarter ending March 31, 2004, Consolidated Interest Charges for the twelve month period ending as of March 31, 2004 shall be deemed to be actual Consolidated Interest Charges for the six month period ending March 31, 2004 multiplied by 2, and (iv) as of the fiscal quarter ending June 30, 2004, Consolidated Interest Charges for the twelve month period ending as of June 30, 2004 shall be deemed to be actual Consolidated Interest Charges for the nine month period ending June 30, 2004 multiplied by 4/3.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date minus (ii) (to the extent there are no Revolving Loans or Swingline Loans outstanding as of such date) the amount of cash and Cash Equivalents in excess of $5 million held by the Loan Parties at such time which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Loan Parties have delivered financial statements pursuant to
Section 7.01(a) or (b). Notwithstanding the foregoing, for purposes of calculating the Consolidated Leverage Ratio as of the end of the fiscal quarter ending September 30, 2003, Consolidated EBITDA for the four fiscal quarters ending September 30, 2003 shall be deemed to be actual Consolidated EBITDA for the nine month period ending September 30, 2003 multiplied by 4/3.

         "Consolidated Net Income" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the net income of the Parent and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

         "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness (other than the Subordinated Indebtedness and the Senior Subordinated Notes) as of such date minus (ii) (to the extent there are no Revolving Loans or Swingline Loans outstanding as of such date) the amount of cash and Cash Equivalents in excess of $5 million held by the Loan Parties at such time which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Loan Parties have delivered financial statements pursuant to
Section 7.01(a) or (b). Notwithstanding the foregoing, for purposes of calculating the Consolidated Senior Leverage Ratio as of the end of the fiscal quarter ending September 30, 2003, Consolidated EBITDA for the four fiscal quarters ending September 30, 2003 shall be deemed to be actual Consolidated EBITDA for the nine month period ending September 30, 2003 multiplied by 4/3.

         "Consolidated Scheduled Funded Indebtedness Payments" means, as of any date for the four fiscal quarter period ending on such date with respect to the Parent and its Subsidiaries on a consolidated basis, the sum of all scheduled or mandatory payments of principal on Funded Indebtedness (excluding any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05), as determined in accordance with GAAP.

         "Consolidated Working Capital" means, at any time, the excess of (i) current assets (excluding cash and Cash Equivalents) of the Parent and its Subsidiaries on a consolidated basis at such time over (ii) current liabilities of the Parent and its Subsidiaries on a consolidated basis at such time, all as determined in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "Controlled Subsidiary" has the meaning specified in Section 8.14.

         "Credit Extension" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

         "Debt Issuance" means the issuance by the Parent or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Parent or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Parent and its Subsidiaries, (ii) the sale, lease, license, transfer or other disposition of machinery and equipment no longer used or useful in the conduct of business of the Parent and its Subsidiaries, (iii) any sale, lease, license, transfer or other disposition of Property by the Parent or any Subsidiary to any Loan Party, provided that the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Loan Parties to be in compliance with the terms of Section 7.14 after giving effect to such transaction, (iv) any Involuntary Disposition by the Parent or any Subsidiary, (v) any Disposition by the Parent or any Subsidiary constituting a Permitted Investment, (vi) the Lovelace/Sandia Merger, (vii) non-exclusive licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Parent or any of its Subsidiaries in the ordinary course of business and (viii) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary; provided, however, that the term "Disposition" shall be deemed to include (a) any "Asset Sale" (or any comparable term) under, and as defined in, the Subordinated Indebtedness Documents and (b) any "Asset Sale" (or any comparable term) under, and as defined in, the Senior Subordinated Note Documents.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Earn Out Obligations" means, with respect to an Acquisition, all obligations of the Parent or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition, not including any amounts payable in any form of Capital Stock. For purposes of determining the aggregate consideration paid for an Acquisition, the amount of any Earn Out Obligations shall be deemed to be the reasonably anticipated liability in respect thereof as determined by the Borrower in good faith at the time of such Acquisition. For purposes of determining the liability of the Parent and its Subsidiaries for any Earn Out Obligation thereafter, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof as recorded on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP.

         "Eligible Assignee" has the meaning specified in Section 11.07(g).

         "Environmental Laws" means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Issuance" means any issuance by the Parent or any Subsidiary to any Person (other than a Loan Party) of shares of its Capital Stock, other than
(a) any issuance of shares of its Capital Stock pursuant to the exercise of options or warrants, (b) any issuance of shares of its Capital Stock pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Capital Stock, (d) any issuance of shares of Capital Stock by the Parent to officers, directors, employees or consultants of a Loan Party pursuant to any stock option or incentive plans, (e) any issuance of Capital Stock of the Parent, the Net Cash Proceeds of which are immediately contributed as common equity by the Parent to a Loan Party (i) to fund a portion of a Permitted Acquisition or Permitted Other Acquisition or (ii) as an Investment permitted under Section 8.02 and (f) any issuance to the directors of such entity to qualify such directors where required by applicable law. The term "Equity Issuance" shall not be deemed to include any Disposition.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Eurodollar Base Rate" means, for any Interest Period with respect to any Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the applicable British Bankers Association Interest Settlement LIBOR rate for deposits in

         Dollars as reported by any generally recognized financial institution service (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) is not available, the rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank One and with a term equivalent to such Interest Period would be offered by Bank One or one of its affiliate banks to first-class banks in the London interbank eurodollar market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (b) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as "Eurodollar liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" has the meaning specified in Section 9.01.

         "Excess Cash Flow" means, with respect to any fiscal year period of the Parent and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c) the cash portion of Consolidated Interest Charges minus (d) Federal, state and other taxes to the extent the same are paid in cash during such period by the Parent and its Subsidiaries on a consolidated basis minus (e) Consolidated Scheduled Funded Indebtedness Payments minus (f) increases in Consolidated Working Capital plus (g) decreases in Consolidated Working Capital.

         "Excluded Equity Issuance" means any issuance of shares of Capital Stock by the Parent under the Subscription Agreement or otherwise to (i) the Sponsor Group and (ii) any other purchasers identified on Annex I of the Subscription Agreement as in effect on the Closing Date.

         "Excluded Property" means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by
Section 7.12, (a) any owned or leased real or personal Property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders, (b) any personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (c) any Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property, and (d) any permit, lease, license, contract or instrument of a Loan Party if the grant of a security interest in such permit, lease, license, contract or instrument in a manner contemplated by the Loan Documents is, under the terms of such permit, lease, license, contract or instrument or under applicable law, prohibited and would result in the termination thereof or give the other parties thereto the right to terminate; provided in each case that any such limitation on the security interests granted under the Collateral Documents shall only apply to the extent that (A) after reasonable efforts, consent from the relevant party or parties has not been obtained and (B) any such prohibition could not be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including Debtor Relief Laws) or principles of equity.

         "Exclusion Event" means an event or related events resulting in the exclusion of the Parent or any of its Subsidiaries from participation in any Medical Reimbursement Program.

         "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of May 5, 2003 among the Borrower, the Parent and certain other Subsidiaries, as guarantors, Bank One, NA, as administrative agent and certain other lenders, as amended or modified from time to time.

         "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01 attached hereto.

         "Facilities" means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Parent or any Subsidiary.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately preceding Business Day, and (b) if no such rate is so published on such immediately preceding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank One at approximately 10:00 a.m. on such day on such transactions by three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Fixed Assets" means with respect to the Loan Parties all now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Loan Parties' now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "Flood Hazard Property" has the meaning set forth in Section 5.01(g).

         "Foreign Lender" has the meaning specified in Section 11.15(a)(i).

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Funded Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all purchase money Indebtedness;

                  (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by the Parent or any Subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

                  (d) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including without limitation, any Earn Out Obligations;

                  (f) all Attributed Indebtedness with respect to Capital Leases and Synthetic Leases;

                  (g) all Attributed Indebtedness with respect to Securitization Transactions;

                  (h) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date ("Redeemable Stock"); provided that Redeemable Stock shall not include any preferred stock or other equity interest subject to mandatory redemption if (i) such mandatory redemption may be satisfied by delivering common stock or some other equity interest not subject to mandatory redemption or (ii) such mandatory redemption is triggered solely by reason of a "change of control" and is not required to be paid until after the Obligations are paid in full.

                  (i) all Funded Indebtedness of others to the extent secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by the Parent or any Subsidiary, whether or not the obligations secured thereby have been assumed;

                  (j) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (g) above of another Person; and

                  (k) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, (x) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Governmental Reimbursement Program Cost" means with respect to and payable by the Parent and its Subsidiaries the sum of:

                  (i) all amounts (including punitive and other similar amounts) agreed to be paid or payable (A) in settlement of claims or (B) as a result of a final, non-appealable judgment, award or similar order, in each case, relating to participation in Medical Reimbursement Programs;

                  (ii) all final, non-appealable fines, penalties, forfeitures or other amounts rendered pursuant to criminal indictments or other criminal proceedings relating to participation in Medical Reimbursement Programs; and

                  (iii) the amount of final, non-appealable recovery, damages, awards, penalties, forfeitures or similar amounts rendered in any litigation, suit, arbitration, investigation, review or other legal or administrative proceeding of any kind relating to participation in Medical Reimbursement Programs.

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

         "Guarantors" means the Parent, each Material Domestic Subsidiary of the Borrower identified on the signature pages hereto as a "Guarantor" and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HCFA" means the United States Health Care Financing Administration and any successor thereof, including the Centers for Medicare and Medicaid Services.

         "HHS" means the United States Department of Health and Human Services and any successor thereof.

         "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

         "HMO" means any health maintenance organization, managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable federal or state law (including, without limitation, HMO Regulations).

         "HMO Business" means the business of owning and operating an HMO or other similar regulated entity or business.

         "HMO Event" means any material non-compliance by the Parent or any of its Subsidiaries with any of the terms and provisions of the HMO Regulations pertaining to its fiscal soundness, solvency or financial condition; or the assertion in writing, after the date hereof, by an HMO Regulator that it intends to take administrative action against the Parent or any of its Subsidiaries to revoke or modify any license, charter or permit or to enforce the fiscal soundness, solvency or financial provisions or requirements of the HMO Regulations against the Parent or any of its Subsidiaries.

         "HMO Regulations" means all laws, regulations, directives and administrative orders applicable under federal or state law to any HMO Subsidiary (and any regulations, orders and directives promulgated or issued pursuant to any of the foregoing) and Subchapter XI of Title 42 of the United States Code Annotated (and any regulations, orders and directives promulgated or issued pursuant thereto, including, without limitation, Part 417 of Chapter IV of 42 Code of Federal Regulations (1990)).

         "HMO Regulator" means any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily or jointly.

         "HMO Subsidiary" means each of the Subsidiaries of the Parent identified as an HMO Subsidiary on Schedule 6.13 hereto, and any other existing or future Subsidiary of the Parent that is capitalized or licensed as an HMO, conducting HMO Business or providing managed care services.

         "Incremental Term Loan" has the meaning set forth in Section 2.01(b).

         "Incremental Term Loan Borrowing Date" means any Business Day on which Incremental Term Loans are incurred pursuant to Section 2.01(b), which dates shall not occur after the Maturity Date.

         "Incremental Term Loan Commitment" means, as to each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to
Section 2.01(c), in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender's name in Schedule 2.01 (as modified from time to time in accordance with Section 2.01(d)) directly below the column entitled "Incremental Term Loan Commitment" as the same may be terminated or reduced from time to time pursuant to Section 2.05.

         "Incremental Term Loan Commitment Agreement" means and includes each Incremental Term Loan Commitment Agreement substantially in the form of Exhibit D executed in accordance with Section 2.01(c).

         "Incremental Term Loan Commitment Date" means each date upon which an Incremental Term Loan Commitment under the Incremental Term Loan Commitment Agreement becomes effective as provided in Section 2.01(c).

         "Incremental Term Loan Lender" shall have the meaning provided in
Section 2.01(d).

         "Incremental Term Note" has the meaning specified in Section 2.11(a).

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all Funded Indebtedness;

                  (b) net obligations under any Swap Contract;

                  (c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

                  (d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         For purposes hereof (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

         "Indemnified Liabilities" has the meaning set forth in Section 11.05.

         "Indemnitees" has the meaning set forth in Section 11.05.

         "Indenture" means that certain Indenture dated as of August 19, 2003 among the Borrower, the Domestic Subsidiaries party thereto and U.S. Bank Trust National Association, as trustee, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Insurer" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with a Loan Party to compensate such Loan Party for providing services to a Patient.

         "Intercompany Note" means (a) with respect to Lovelace or any other HMO Subsidiary providing a promissory note in accordance with Section 7.12(a)(iii) hereof, a promissory note substantially in the form of Exhibit M executed by Lovelace or any such HMO Subsidiary in favor of the Borrower in accordance with the terms hereof, with (i) a maturity date that is after the Maturity Date and (ii) such modifications thereto (including the insertion of the applicable state law limitations in Section 14 of such promissory note) as are necessary to be in compliance with applicable state law (any such modifications (including any applicable state law limitations inserted into Section 14 of such promissory note) to be acceptable to the Collateral Agent) or
(b) any promissory note provided by any Subsidiary or Joint Venture in accordance with Section 8.02(g)(iii) or 8.02(h).

         "Intercompany Security Documents" means the security agreement in the form of Exhibit N and each other security agreement, pledge agreement, mortgage, deed of trust or other security document reasonably requested by, and in form and substance reasonably satisfactory to, the Collateral Agent, in each case executed by an HMO Subsidiary or a Non-Guarantor Subsidiary in favor of the Borrower in accordance with the terms hereof, with such modifications thereto as are necessary to be in compliance with applicable state law (any such modifications to be acceptable to the Collateral Agent).

         "Intercreditor and Subordination Agreement" means the Intercreditor and Subordination Agreement in the form of Exhibit A dated as of the Closing Date among the Borrower, the Administrative Agent, the Collateral Agent and U.S. Bank National Association, as trustee, as amended, modified, restated or supplemented from time to time.

         "Interest Payment Date" means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six, nine or twelve months thereafter, as selected by the Borrower in its Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "Interim Financial Statements" has the meaning set forth in Section 5.01(c).

         "Internal Revenue Code" means the Internal Revenue Code of 1986.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Parent or any Subsidiary.

         "IP Rights" has the meaning set forth in Section 6.17.

         "IRS" means the United States Internal Revenue Service.

         "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit L executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

         "Joint Venture" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which less than a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person and (b) which is not otherwise a Subsidiary of such Person. Unless otherwise specified, all references herein to a "Joint Venture" or to "Joint Ventures" shall refer to a Joint Venture or Joint Ventures of the Parent.

         "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank One in its capacity as issuer of Letters of Credit hereunder or any successor issuer of Letters of Credit hereunder. Notwithstanding the foregoing, Bank of America shall be the L/C Issuer with respect to those Existing Letters of Credit identified in Part B of Schedule 1.01.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto and their successors and assigns and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means (a) any letter of credit issued hereunder and
(b) any Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Revolving Commitments and $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan Documents" means this Agreement, each Letter of Credit, each Letter of Credit Application, each Note, each Joinder Agreement, each Incremental Term Loan Commitment Agreement, the Collateral Documents, the Intercreditor and Subordination Agreement, each Request for Credit Extension, each Compliance Certificate, the Administrative Agent Fee Letter and each other document, instrument or agreement from time to time executed by the Parent, the Borrower or any of its Subsidiaries or any Responsible Officer thereof and delivered in connection with this Agreement.

         "Loan Notice" means a notice of (a) a Borrowing of Revolving Loans or Incremental Term Loans, (b) a conversion of Loans from one Type to the other, or
(c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit E.

         "Loan Parties" means, collectively, the Borrower and the Guarantors.

         "Loans" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan, Swing Line Loan or an Incremental Term Loan.

         "Lovelace" means Lovelace Health Systems, Inc. a New Mexico corporation.

         "Lovelace/Sandia Merger" means the merger or consolidation of the Sandia Parties with or into Lovelace.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Domestic Subsidiary" means any Domestic Subsidiary that (a) as of the end of any fiscal quarter period, has total assets averaging greater than $100,000 for such three month period, (b) has revenues for the most recent twelve month period greater than $100,000, (c) as of the end of any fiscal quarter period, has total assets (together with the total assets of the other Domestic Subsidiaries (other than the Captive Insurance Subsidiary, any HMO Subsidiary, any Controlled Subsidiary purchased pursuant to a Permitted Other Acquisition or any Controlled Subsidiary created in accordance with Section 8.02(i)) that have not provided a Guaranty hereunder) averaging greater than $500,000 in the aggregate for such three month period or (d) has total revenues (together with the total revenues of the other Domestic Subsidiaries (other than the Captive Insurance Subsidiary, any HMO Subsidiary or any Controlled Subsidiary purchased pursuant to a Permitted Other Acquisition or any Controlled Subsidiary created in accordance with Section 8.02(i)) that have not provided a Guaranty hereunder) for the most recent twelve month period greater than $500,000 in the aggregate.

         "Maturity Date" means (a) with respect to all Loans other than the Incremental Term Loans, August 19, 2008 and (b) with respect to any Incremental Term Loan the maturity date for such Incremental Term Loan set forth in the Incremental Term Loan Commitment Agreement relating thereto.

         "Medicaid" means that means-tested entitlement program under Title XIX of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United Sates Code, as amended, and any statute succeeding thereto.

          "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above;
(iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and
(iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medical Reimbursement Programs" means a collective reference to the Medicare, Medicaid, CHAMPUS and TRICARE programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government and any other non-government funded third party payor programs.

         "Medical/Surgical Business" has the meaning set forth in Section
7.01(a).

         "Medicaid/Medicare Account Debtor" means any Account Debtor which is
(i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act,

(ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

         "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

         "Medicare Provider Agreement" means an agreement entered into between HCFA or other such entity administering the Medicare program on behalf of the HCFA, and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

         "Medical Services" means medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient and performed by a Loan Party which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by a Loan Party to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

         "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, HCFA, the OIG, HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgage Instrument" has the meaning set forth in Section 5.01(g).

         "Mortgaged Property" has the meaning set forth in Section 5.01(g).

         "Mortgage Policy" has the meaning set forth in Section 5.01(g).

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners, a national organization of insurance regulators.

         "Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by the Parent or any Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Parent or any Subsidiary in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition; provided, however, that if in connection with a Disposition or Involuntary Disposition (x) the Borrower shall deliver (A) a certificate of a Responsible Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intention to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries (including assets acquired in a Permitted Acquisition or Permitted Other Acquisition) within 270 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the time such proceeds are contractually committed to be used, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds.

         "Net Worth" means, as of any date, shareholders' equity or net worth of such Person as determined in accordance with GAAP.

         "Non-Guarantor Subsidiary" means any Subsidiary of the Parent (other than an HMO Subsidiary) which is not a Loan Party.

         "Note" or "Notes" means the Revolving Notes, the Swing Line Note and/or the Incremental Term Notes, individually or collectively, as appropriate.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Swap Contract between any Loan Party and any Lender or Affiliate of a Lender.

         "OIG" means the Office of Inspector General of HHS and any successor thereof.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Taxes" has the meaning set forth in Section 3.01(b).

         "Outstanding Amount" means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of

Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Parent" means Ardent Health Services LLC, a Delaware limited liability company.

         "Patient" means any Person receiving Medical Services from a Loan Party and all Persons legally liable to pay a Loan Party for such Medical Services other than Insurers.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means (a) an Acquisition approved in writing by the Required Lenders in their sole discretion and (b) an Acquisition by any Loan Party (other than the Parent) of at least a majority of the Voting Stock and the Capital Stock of a Person (other than a Person involved in the HMO Business) or a substantial portion of the Property of a Person not involved in the HMO Business, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a substantially similar line of business as the Loan Parties are engaged in on the Closing Date,
(ii) the Person acquired in such Acquisition shall become a Guarantor in accordance with Section 7.12 and the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) at least 5 days prior to the date of closing of any such Acquisition where the aggregate consideration for such Acquisition exceeds $2,500,000, the Borrower shall have delivered to the Administrative Agent (A) financial statements of the Person being acquired or the Person from which the Property is being acquired for its most recent fiscal year and (B) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (I) the Consolidated Senior Leverage Ratio is at least 0.25 less than the ratio required to be maintained at such time by Section 8.11(a), and (II) that the Loan Parties are in compliance with Section 8.11, (v) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) after giving effect to any such individual Acquisition, the aggregate consideration (including cash and non-cash consideration, Earn Out Obligations exceeding $15 million in the aggregate, any deferred capital expenditures as set forth in a certificate delivered pursuant to the last paragraph of Section 8.11(e) and any assumption of liabilities, but excluding any Equity Issuance made to the applicable seller as part of the purchase price) for all such Acquisitions shall not exceed $250,000,000 and
(vii) immediately prior to and after giving effect to such Acquisition, no Default or Event of Default shall exist. Notwithstanding the foregoing, a Permitted Acquisition may consist of assets attributable to an HMO Business in an amount not to exceed 7.5% of the total assets acquired in such Acquisition. It is understood and agreed that any Acquisition may qualify in part as a Permitted Acquisition and in part as a Permitted Other Acquisition.

         "Permitted Other Acquisition" means an Acquisition (other than a Permitted Acquisition) by the Borrower or any Subsidiary of (a) any Capital Stock of any Person (including any Person involved in the HMO Business) or (b) a substantial portion of the Property of any Person (including any Person involved in the HMO Business), provided that (i) the Property acquired (or the Property of the Person acquired) in such

Acquisition is used or useful in the same or a substantially similar line of business as the Loan Parties are engaged in on the Closing Date, (ii) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iii) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date,
(v) at least 5 days prior to the date of closing of any such Acquisition where the aggregate consideration for such Acquisition exceeds $2,500,000, the Borrower shall have delivered to the Administrative Agent (A) financial statements of the Person being acquired or the Person from which the Property is being acquired for its most recent fiscal year and (B) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, (1) the Consolidated Senior Leverage Ratio is at least 0.25 less than the ratio required to be maintained at such time by Section 8.11(a), and
(2) the Loan Parties are in compliance with Section 8.11, (vi) after giving effect to such Acquisition, the aggregate consideration (including cash and non-cash consideration, Earn Out Obligations, any deferred capital expenditures as set forth in a certificate delivered pursuant to the last paragraph of
Section 8.11(e) and any assumption of liabilities) for all such Acquisitions (together with any other equity investments or capital contributions made in HMO Subsidiaries, Controlled Subsidiaries and Joint Ventures subsequent to the Closing Date) shall not exceed $37,000,000 in the aggregate and (vii) immediately prior to and after giving effect to such Acquisition, no Default or Event of Default shall exist.

         "Permitted Investments" means, at any time, Investments by the Parent and its Subsidiaries permitted to exist at such time pursuant to the terms of
Section 8.02.

         "Permitted Liens" means, at any time, Liens in respect of Property of the Parent and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

         "Pledge Agreement" means the Pledge Agreement in the form of Exhibit B dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

         "Pro Forma Basis" means, for all purposes hereof, that any Disposition, Involuntary Disposition or Acquisition and the incurrence of any Incremental Term Loan or any Additional Subordinated Indebtedness shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction or incurrence for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b). In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition, (i) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in
Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Parent or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. Furthermore, pro forma calculations of Consolidated EBITDA shall not give effect to anticipated cost savings and/or increases to Consolidated EBITDA for the applicable period, except in cases where factually supportable and identifiable pro forma cost savings and/or increases to Consolidated EBITDA for the applicable period (in each case reasonably expected to occur within one year of the respective date of the applicable Acquisition) that are attributable to such Acquisition are demonstrated in writing by the Borrower (with supporting calculations) to the Administrative Agent at the time of the relevant Acquisition; provided, further, that the add backs for cost savings and/or increases to Consolidated EBITDA for any applicable period for all Acquisitions shall not, without the written consent of the Required Lenders, exceed fifteen percent (15%) of Consolidated EBITDA after giving effect to such Acquisition for the applicable period.

         "Pro Forma Compliance Certificate" means a certificate of a Responsible Officer of the Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Loan Parties has delivered financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction (and any other such transactions during such period) on a Pro Forma Basis.

         "Pro Rata Share" means, as to each Lender at any time, (a) with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof and (b) with respect to such Lender's outstanding Incremental Term Loans at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Incremental Term Loans held by such Lender at such time and the denominator of which is the aggregate Incremental Term Loans at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Property" means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

         "Public Equity Offering" means an underwritten public offering of common stock of and by the Parent or the Borrower pursuant to a registration statement filed with the SEC in accordance with the Securities Act, which yields not less than $50,000,000 in Net Cash Proceeds to the Parent or the Borrower, as applicable.

         "Qualified Account" means an Account of the Borrower or any Subsidiary of the Borrower generated in the ordinary course of such Person's business from the sale of goods or rendition of Medical

Services, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP.

         "Register" has the meaning set forth in Section 11.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the sum of the Revolving Commitments and the outstanding Incremental Term Loans or (b) if the Revolving Commitments have been terminated, the outstanding Loans, L/C Obligations, Swing Line Loans and participations therein. The Revolving Commitments of, and the outstanding Incremental Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Required Revolving Lenders" means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the sum of the Revolving Commitments or (b) if the Revolving Commitments have been terminated, the outstanding Revolving Loans, L/C Obligations, Swing Line Loans and participations therein. The Revolving Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer controller or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

         "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Revolving Loan" has the meaning specified in Section 2.01(a).

         "Revolving Note" has the meaning specified in Section 2.11(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "Sale and Leaseback Transaction" means, with respect to the Parent or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Parent or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         "Sandia Parties" means AHS Albuquerque Regional Medical Center, LLC, AHS West Mesa Hospital, LLC, AHS Albuquerque Rehabilitation Hospital, LLC, AHS Northeast Heights Hospital, LLC, AHS Albuquerque Physician Group, LLC and Mesilla Valley Hospital, and "Sandia Party" means any one of them.

         "SAP" means, with respect to each HMO Subsidiary, the statutory accounting principles and procedures prescribed or permitted by applicable HMO Regulations for such HMO Subsidiary, applied on a consistent basis.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Parent or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Parent.

         "Security Agreement" means the Security Agreement in the form of Exhibit C dated as of the Closing Date executed in favor of the Administrative Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

         "Senior Subordinated Notes" means those 10% Senior Subordinated Notes of the Borrower due 2013 issued pursuant to the Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Senior Subordinated Notes Documents" means the Senior Subordinated Notes, the Indenture, the Intercreditor and Subordination Agreement and all other documents executed and delivered in respect of the Senior Subordinated Notes and the Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such

Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Sponsors" means (i) Welsh, Carson, Anderson & Stowe, IX, L.P, (ii) FFC Partners II, L.P. and (iii) BancAmerica Capital Investors I, L.P.

         "Sponsor Fees" means the fees payable by the Parent to a Sponsor or any Affiliate of such Sponsor pursuant to a management or services agreement approved by the board of directors of the Parent.

         "Sponsor Group" means the collective reference to (i) the Sponsors and
(ii) any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, the Sponsors and (b) is organized primarily for the purpose of making debt or equity investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Subordinated Indebtedness" means the unsecured Indebtedness of the Parent under the Subordinated Indebtedness Documents, as amended and modified from time to time in accordance with Section 8.12.

         "Subordinated Indebtedness Documents" means (i) the Note and Equity Purchase Agreement dated as of January 15, 2003 among the Parent, the Borrower and WCAS Capital Partners III, L.P., (ii) the $36,000,000 Senior Subordinated Note due August [___], 2014 issued by the Borrower in favor WCAS Capital Partners III, L.P. dated as of January 15, 2003 (and as amended and restated on August 19, 2003) and (iii) all other agreements, documents and instruments evidencing or governing the Subordinated Indebtedness, as such Subordinated Indebtedness Documents may be amended or modified from time to time in accordance with the terms hereof.

         "Subscription Agreement" means the Subscription Agreement dated as of December 11, 2002 (and amended on February 7, 2003 to add BancAmerica Capital Investors I, L.P. as a party thereto), by and among the Parent, the Sponsors and the other purchasers identified on Annex I thereto, as amended or modified from time to time.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Parent.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

         "Swing Line Lender" means Bank One in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Loan Notice" means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit F.

         "Swing Line Note" has the meaning specified in Section 2.11(a).

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Syndication Agents" means Bank of America and UBS Securities LLC.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

         "Taxes" has the meaning specified in Section 3.01(a).

         "Threshold Amount" means $3,000,000.

         "Title Insurance Company" has the meaning set forth in Section 5.01(g).

         "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

         "Transactions" means collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrower, the initial

Borrowings hereunder, (b) the execution, delivery and performance by the Loan Parties of the Senior Subordinated Notes Documents to which they are a party and, in the case of the Borrower, the issuance of the Senior Subordinated Notes,
(c) the refinancing and termination of the Existing Credit Agreement and (d) payment of related fees and expenses.

         "TRICARE" means the United States Department of Defense health care program for service families including, but not limited to, TRICARE Prime, TRICARE Extra and TRICARE Standard, and any successor to or predecessor thereof (including, without limitation, CHAMPUS).

         "Type" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency; provided, however, that Voting Stock shall not include any preferred class of Capital Stock of any Person solely by reason of the right of such class to elect one or more members of the board of directors (or similar governing body) of such Person, unless such class is generally entitled to vote on any matter submitted to the holders of common classes of Capital Stock.

         "Wholly Owned Subsidiary" means any Person 100% of whose Capital Stock is at the time owned by the Parent directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Parent.

1.02     OTHER INTERPRETIVE PROVISIONS.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                           (ii) Article, Section, Exhibit and Schedule
                  references are to the Loan Document in which such reference appears.

                           (iii) The term "including" is by way of example and
                  not limitation.

                           (iv) The term "documents" includes any and all
                  instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03     ACCOUNTING TERMS.

         (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Leases.

         (b) The Borrower will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the Consolidated Senior Leverage Ratio, Consolidated Leverage Ratio, Consolidated Interest Coverage Ratio and Consolidated EBITDA for purposes of determining compliance with Section 8.11 and determining the Applicable Rate shall be made on a Pro Forma Basis; provided, however, that any Acquisition, Disposition or Involuntary Disposition of assets with an aggregate net book value of less than $2.5 million need not be taken into account on a Pro Forma Basis.

1.04     ROUNDING.

         Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06     TIMES OF DAY.

         Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07     LETTER OF CREDIT AMOUNTS.

         Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.


                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     REVOLVING LOANS AND INCREMENTAL TERM LOANS.

         (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Commitments and (B) the Borrowing Base and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed the lesser of (A) such Lender's Revolving Commitment and (B) an amount equal to such Lender's Pro Rata Share times the Borrowing Base. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under
Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (b) Incremental Term Loans. Subject to Section 2.01(c) and the other terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment severally agrees, at any time after the Closing Date and prior to the Maturity Date, to make a term loan or term loans (each an "Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the Borrower in the amount of such Lender's Pro Rata Share of the Total Incremental Term Loan Commitment, which Incremental Term Loans (i) shall be incurred on an Incremental Term Loan Borrowing Date, (ii) shall not exceed for any Lender, in initial aggregate principal amount, that amount which equals the Incremental Term Loan Commitment of such Lender at the time of incurrence thereof and (iii) shall not exceed for all

Lenders, in initial aggregate principal amount, that amount which equals the Total Incremental Term Loan Commitment at the time of incurrence thereof. Amounts repaid on the Incremental Term Loans may not be reborrowed. The Incremental Term Loans may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (c) Incremental Term Loan Commitments. So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions after the Closing Date and prior to the Maturity Date that the Lenders or, subject to the right of first refusal referred to in clause (ii) below, other Persons qualifying as an Eligible Assignee, provide Incremental Term Loan Commitments and, subject to the terms and conditions contained in this Agreement and the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any request by the Borrower, until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in Section 2.01(d) and (y) the other conditions set forth in Section 2.01(d) shall have been satisfied, (ii) the Lenders shall have ten (10) Business Days from the date of receipt of notice by the Administrative Agent of the proposed terms of such Incremental Term Loan to decide whether to provide an Incremental Term Loan Commitment (it being understood and agreed that the failure to respond within such 10 Business Day period shall be deemed an election by a Lender not to participate in such Incremental Term Loan), (iii) any Lender (or, after the 10 day exercise period referenced above has lapsed, any other Person which will qualify as an Eligible Assignee) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iv) each provision of Incremental Term Loan Commitments pursuant to this Section 2.01(c) for any Lender shall be in an amount of at least $5,000,000, (v) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided hereunder and the aggregate principal amount of all Incremental Term Loans permitted to be made hereunder shall not, in either case, exceed TWO HUNDRED MILLION DOLLARS ($200,000,000), (vi) the Applicable Rate with respect to any such Incremental Term Loan and the fees payable to any Lender providing an Incremental Term Loan Commitment shall be as set forth in the relevant Incremental Term Loan Commitment Agreement, (vii) in no event shall the Maturity Date of such Incremental Term Loan be earlier than the Maturity Date of the Revolving Loans
(viii) the scheduled principal payments with respect to the Incremental Term Loans shall be as set forth in the applicable Incremental Term Loan Commitment Agreement, provided that in no event shall the weighted average life to maturity of such Incremental Term Loan be less than the weighted average life to maturity of the Revolving Loans, (ix) the applicable Incremental Term Loan shall only be permitted hereunder if after giving effect to such Incremental Term Loan on a Pro Forma Basis, (a) the Consolidated Senior Leverage Ratio calculated on a Pro Forma Basis is at least 0.25 less than the ratio required to be maintained at such time by Section 8.11(a), and (b) the Loan Parties are in compliance with
Section 8.11, and (x) all actions taken by the Borrower pursuant to this Section 2.01(c) and Section 2.01(d) shall be done in coordination with the Administrative Agent.

         (d) Incremental Term Loan Commitment Agreement. At the time of any provision of Incremental Term Loan Commitments pursuant to this Section 2.01, the Borrower, the Administrative Agent and each Lender or other Eligible Assignee (each an "Incremental Term Loan Lender") which agrees to provide an Incremental Term Loan Commitment shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement (appropriately completed), with the effectiveness of such Lender's Incremental Term Loan Commitment to occur upon the date set forth in such Incremental Term Loan Commitment Agreement (and subject to any conditions set forth therein not in contravention of the terms hereof) following delivery thereof to the Administrative Agent and the payment of any fees required in connection therewith. The Administrative Agent shall promptly notify each Incremental Term Loan Lender as to the effectiveness of each Incremental Term Loan Commitment

Agreement, and at such time Schedule 2.01 shall be deemed modified to reflect the Incremental Term Loan Commitments of such Lenders.

2.02     BORROWINGS; CONVERSIONS AND CONTINUATIONS OF LOANS.

         (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, in the case of the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank One with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Borrowing of Revolving Loans, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued from one Interest Period to another as Eurodollar Rate Loans without the consent of the Required Lenders, and the

Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (i) eight (8) Interest Periods in effect respect to Revolving Loans and (ii) eight (8) Interest Periods in effect with respect to the Incremental Term Loans.

2.03     LETTERS OF CREDIT.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any of its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the lesser of the Aggregate Revolving Commitments and the Borrowing Base, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed the lesser of such Lender's Revolving Commitment and an amount equal to such Lender's Pro Rata Share times the Borrowing Base, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Furthermore, each Lender acknowledges and confirms that it has a participation interest in the liability of the L/C Issuer under each Existing Letter of Credit in a percentage equal to their respective initial Pro Rata Share of Revolving Loans. The Borrower's reimbursement obligations in respect of each Existing Letter of Credit, and each Lender's obligations in connection therewith, shall be governed by the terms of this Agreement.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.03(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer; or

                           (E) such Letter of Credit is in an initial amount
                  less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (iv) The L/C Issuer shall be under no obligation to issue or amend any Letter of Credit if the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof

         (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Revolving Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
         Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank One.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn thereunder, due and payable quarterly in arrears on the Business Day immediately following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.03(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

2.04     SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Commitments and (B) the Borrowing Base, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed the lesser of (A) such Lender's Revolving Commitment and (B) an amount equal to such Lender's Pro Rata Share times the Borrowing Base, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Revolving Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with
         Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.



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

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05     PREPAYMENTS.

         (a) Voluntary Prepayments of Loans.

                  (i) Revolving Loans and Incremental Term Loans. The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and
         (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
         Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

                  (ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified therein.

         (b) Mandatory Prepayments of Loans.

                  (i) Aggregate Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the lesser of the Aggregate Revolving Commitments and the Borrowing Base, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this
         Section 2.05(b)(i)(A) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the lesser of the Aggregate Revolving Commitments and the Borrowing Base.

                  (ii) Dispositions and Involuntary Dispositions. The Borrower shall prepay the Incremental Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions to the extent that the Net Cash Proceeds of all Dispositions and Involuntary Dispositions received after the Closing Date exceed $10 million (such prepayment to be applied as set forth in clause (vi) below).

                  (iii) Debt Issuances. Immediately upon receipt by the Parent or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Incremental Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below).

                  (iv) Equity Issuances. Immediately upon the receipt by the Parent or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Incremental Term Loans in an aggregate amount equal to (a) (I) 100% of such Net Cash Proceeds until the Consolidated Leverage Ratio as of the end of the most recent fiscal quarter on a Pro Forma Basis after giving effect to such prepayment is equal to 3.25 to 1.0 and thereafter (II) 75% of such Net Cash Proceeds or (b) 75% of such Net Cash Proceeds if as of the end of the most recent fiscal quarter the Consolidated Leverage Ratio on a Pro Forma Basis is less than 3.25 to 1.0 (such prepayment to be applied as set forth in clause (vi) below). The Borrower shall deliver a Pro Forma Compliance Certificate to the Administrative Agent concurrently with such prepayment.

                  (v) Excess Cash Flow. Within ninety-five days after the end of each fiscal year commencing with the fiscal year ending December 31, 2004, the Borrower shall prepay the Incremental Term Loans in an aggregate amount equal to the difference between (a) fifty percent (50%) of Excess Cash Flow for such fiscal year (such prepayment to be applied as set forth in clause (vi) below) minus (b) the amount of any voluntary prepayments of the Incremental Term Loans made in such fiscal year.

                  (vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

                           (a) with respect to all amounts prepaid pursuant to
                  Section 2.05(b)(i), to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations; and

                           (b) with respect to all amounts prepaid pursuant to
                  Section 2.05(b)(ii), (iii), (iv) and (v), to the Incremental Term Loans on a pro rata basis (to the remaining principal amortization payments on a pro rata basis) until the Incremental Term Loans have been paid in full.

                           Within the parameters of the applications set forth
                  above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06     TERMINATION OR REDUCTION OF COMMITMENTS.

         The Borrower may, upon notice from the Borrower to the Administrative Agent, terminate the Aggregate Revolving Commitments or permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that
(i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction and
(ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07     REPAYMENT OF LOANS.

         (a) The Borrower shall repay the outstanding principal amount of the Revolving Loans in full on the Maturity Date.

         (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Maturity Date.

         (c) The Borrower shall repay the outstanding principal amount of the Incremental Term Loans in accordance with the terms of the applicable Incremental Term Loan Commitment Agreement.

2.08     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09     FEES.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

                  (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee (the "Commitment Fee") equal to the product of (i) 0.75% times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations if the average daily amount of the aggregate Outstanding Amount of Revolving Loans and L/C Obligations for the applicable quarter is less than 33% of the Aggregate Revolving Commitments or (ii) 0.50% times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations if the average daily amount of the aggregate Outstanding Amount of Revolving Loans and L/C Obligations for the applicable quarter is equal to or greater than 33% of the Aggregate Revolving Commitments. Notwithstanding the foregoing, the Commitment Fee will be set at 0.50% through the fiscal quarter ending December 31, 2003. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears.

                  (b) Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10     COMPUTATION OF INTEREST AND FEES.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank One's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

2.11     EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender

(through the Administrative Agent) a promissory note, which shall evidence such Lender's Loans in addition to such accounts or records. In the case of Revolving Loans, each such promissory note shall be in the form of Exhibit G (a "Revolving Note"), in the case of Swing Line Loans, in the form of Exhibit H (a "Swing Line Note") and in the case of Incremental Term Loans, in the form of Exhibit I (an "Incremental Term Note"). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period", if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13     SHARING OF PAYMENTS.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by the Swing Line Lender to outstanding Swing Line Loans), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     TAXES.

         (a) Subject to Section 11.15, any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof, or if no receipt is available, other evidence of payment reasonably satisfactory to the Administrative Agent.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been deducted or paid.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within thirty days after the date the Lender or the Administrative Agent makes a demand therefor.

         (e) If the Borrower (or any other Loan Party) is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (c) or
(d) of this Section 3.01, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise disadvantageous to such Lender.

3.02     ILLEGALITY.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03     INABILITY TO DETERMINE RATES.

If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04     INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

3.05     FUNDING LOSSES.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan (excluding any loss of anticipated profits) or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 11.16.

3.07     SURVIVAL.

         All of the Borrower's obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.


                                   ARTICLE IV

                                    GUARANTY

4.01     THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02     OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan

Documents or Swap Contracts, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitment have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

                  (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03     REINSTATEMENT.

         The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04     CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Article IV, each Guarantor hereby agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05     REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06     RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid in full and the Commitments have expired or terminated. For purposes of this Section 4.06, (a) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; (c) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment; and (d) "Guaranteed Obligations" shall mean the Obligations guaranteed by the Guarantors pursuant to this Article IV. This
Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations in accordance with Section 10.11.

4.07     GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

5.01     CONDITIONS TO CLOSING.

         The obligation of each Lender to enter into this Agreement is subject to satisfaction of the following conditions precedent:

                  (a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

                  (b) Opinions of Counsel. Receipt by the Administrative Agent of a favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Administrative Agent.

                  (c) Financial Statements. The Administrative Agent shall have received:

                           (i) consolidated financial statements of the Parent
                  and its Subsidiaries for the fiscal year ended December 31, 2002, including balance sheets and income and consolidated cash flow statements, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP; and

                           (ii) unaudited consolidated financial statements of
                  the Parent and its Subsidiaries for the fiscal quarter ending June 30, 2003, including balance sheets and statements of income or operations and shareholders' equity and consolidated cash flow statements (the "Interim Financial Statements").

                  (d) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

                           (i) copies of the Organization Documents of each Loan
                  Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

                           (iii) such certificates of resolutions or other
                  action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

                           (iv) such documents and certifications as the
                  Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (e) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:

                           (i) searches of Uniform Commercial Code filings in
                  the jurisdiction of formation of each Loan Party, the jurisdiction of the chief executive office of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii) all certificates evidencing any certificated
                  Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                           (iii) searches of ownership of, and Liens on,
                  intellectual property of each Loan Party in the appropriate governmental offices; and

                           (iv) duly executed notices of grant of security
                  interest in the form required by the Security Agreement as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the intellectual property of the Loan Parties.

                  (f) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance



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

         meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (g) Real Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative
         Agent:

                           (i) fully executed and notarized mortgages, deeds of
                  trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "Mortgage Instrument" and collectively the "Mortgage Instruments") encumbering the fee interest and/or ground leasehold interest of any Loan Party in each real property interest of the Loan Parties (each such real property is a "Mortgaged Property" and collectively all such real property is the "Mortgaged Properties");

                           (ii) in the case of each ground real property
                  leasehold interest of any Loan Party constituting Mortgaged Property, (a) such estoppel letters, consents and waivers from the landlords on such Mortgaged Property as may be required by the Administrative Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Administrative Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage Instrument encumbering such ground leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such ground leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                           (iii) an as-built survey of each of the sites of
                  those Mortgaged Properties that are set forth on Schedule 5.01(g) hereto, certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company, dated a date reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor, which surveys shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1999 with all items from Table A thereof completed, except for Nos. 5 and 12;

                           (iv) ALTA (or equivalent) mortgagee title insurance
                  policies (the "Mortgage Policies") issued by a title insurance company reasonably satisfactory to the Administrative Agent (the "Title Insurance Company") with respect to each Mortgaged Property, assuring the Administrative Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall be in amounts satisfactory to the Administrative Agent and shall include such coverages, endorsements and reinsurance as are reasonably requested by the Administrative Agent;



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

                           (v) evidence as to (A) whether any Mortgaged Property
                  is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders;

                           (vi) evidence in the form of appropriate reliance
                  letters reasonably satisfactory to the Administrative Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable zoning laws, regulations, ordinances and requirements (the evidence submitted as to which should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);

                           (vii) a legal opinion of special local counsel for
                  the Loan Parties for each state in which any Mortgaged Property is located in form and substance reasonably acceptable to the Administrative Agent; and

         (viii) letters in form and substance satisfactory to the Administrative Agent which provide adequate assurances that the Lenders may rely on the environmental assessments of each Mortgaged Property that were previously delivered to the Administrative Agent.

                  (h) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2002 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole.

                  (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                  (j) Solvency. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Parent as of the Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of the Loan Parties on a consolidated basis.

                  (k) Fees. Payment by the Loan Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent as of the Closing Date, including, without limitation, payment to the Administrative Agent and the Syndication Agents of the fees set forth in the Administrative Agent Fee Letter.

                  (l) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable




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

         estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

                  (m) Subordinated Debt. The Borrower shall have received at least $225 million in gross proceeds from the issuance of the Senior Subordinated Notes and shall have used the Net Cash Proceeds thereof to refinance the Indebtedness under the Existing Credit Agreement. The Administrative Agent shall have received copies, certified by an officer of the Borrower as true and complete in all material respects, of (i) the Senior Subordinated Notes Documents (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to such Senior Subordinated Notes Documents as of the Closing Date, such Senior Subordinated Notes Documents and amendments or modifications to be in form and substance reasonably acceptable to the Administrative Agent and the Syndication Agents and (ii) Subordinated Indebtedness Documents (including all exhibits and schedules thereto) as originally executed and delivered, together with any amendments or modifications to such Subordinated Indebtedness Documents as of the Closing Date, such Subordinated Indebtedness Documents and amendments or modifications to be in form and substance reasonably acceptable to the Administrative Agent and the Syndication Agents.

                  (n) Opening Borrowing Base Certificate. Receipt by the Administrative Agent of a Borrowing Base Certificate as of the Closing Date and certified by the chief financial officer of the Borrower to be true and correct as of the Closing Date.

                  (o) Existing Credit Agreement. Evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released.

                  (p) Other. Receipt by the Administrative Agent and the Lenders of such other documents, instruments, agreements and information as reasonably requested by the Administrative Agent or any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Parent and its Subsidiaries.

5.02     FURTHER CONDITIONS.

The obligation of each Lender to honor any Request for Credit Extension (including making any Incremental Term Loan) is subject to the following conditions precedent:

                  (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

                  (b) No Default shall exist, or would result from such proposed Credit Extension.



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

                  (c) There shall not have been commenced against the Parent or any Subsidiary an involuntary case under any applicable Debtor Relief Law, now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed.

                  (d) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

                  (e) Other than Revolving Loans, Swing Line Loans and L/C Obligations, neither the Borrower nor any of its Subsidiaries has incurred any Indebtedness pursuant to Section 4.09(b)(i) of the Indenture.

         Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

5.03     FURTHER CONDITIONS TO THE BORROWING OF INCREMENTAL TERM LOANS.

         The obligation of any Lender to make an Incremental Term Loan is subject to the satisfaction of the following conditions:

                  (a) Incremental Term Notes. On or prior to any Incremental Term Loan Borrowing Date, there shall have been delivered to the Administrative Agent for the account of each Lender making an Incremental Term Loan, an Incremental Term Note executed by the Borrower.

                  (b) Fees, etc. On any Incremental Term Loan Borrowing Date, all costs, fees and expenses and all other compensation (including, without limitation, Attorney Costs of the Administrative Agent to the extent invoiced prior to the applicable Incremental Term Loan Borrowing
         Date) payable to the Administrative Agent and the Lenders shall have been paid to the extent then due.

                  (c) Opinions of Counsel. On any Incremental Term Loan Borrowing Date, the Administrative Agent shall have received opinions of counsel, including, without limitation, opinions that (i) the applicable Incremental Term Loan will not conflict, breach or result in a default under the Senior Subordinated Notes, (ii) the applicable Incremental Term Loan is Senior Debt (as defined in the Senior Subordinated Notes Indenture) and such other matters incident to the transactions contemplated herein as the Administrative Agent and the Required Lenders may reasonably request in form consistent with the legal opinions provided to the Administrative Agent and the Lenders on the Closing Date.

                  (d) Corporate Documents. On any Incremental Term Loan Borrowing Date, the Administrative Agent shall have received (i) Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of such Incremental Term Loan Borrowing Date and (ii) resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may



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

         require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with such Incremental Term Loan.

                  (e) Compliance with the Senior Subordinated Notes. On the Incremental Term Loan Borrowing Date, the Borrower shall deliver to the Administrative Agent a certificate (i) dated as of the Incremental Term Loan Borrowing Date and (ii) certifying that (A) the Incremental Term Loan Commitment Agreement and the incurrence of all Incremental Term Loans pursuant thereto and as permitted under this Agreement are, and when incurred or issued will be, permitted under the Senior Subordinated Notes Indenture and shall constitute both "Senior Debt" and "Designated Senior Debt" thereunder and (B) all necessary governmental and material third party approvals required in connection with the incurrence of such Incremental Term Loans have been obtained.

                  (f) Certificate. Receipt from the Borrower of a calculation satisfactory to the Administrative Agent (i) calculating the Fixed Charge Coverage Ratio (as defined in the Indenture) for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available at an amount of at least 2.0 to 1.0 on a pro forma basis, as if the applicable Incremental Term Loans had been incurred at the beginning of such four-quarter period, and (ii) demonstrating compliance on a Pro Forma Basis with the financial covenants set forth in Section 8.11, in each case after giving effect to the applicable Incremental Term Loan as of the Incremental Term Loan Borrowing Date.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01     EXISTENCE, QUALIFICATION AND POWER.

Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02     AUTHORIZATION; NO CONTRAVENTION.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB); or (d) result in a limitation on any licenses, permits or other approvals applicable to the business, operations or properties of any Loan Party or materially and adversely affect the ability of any Loan Party to participate in any Medical Reimbursement Programs.

6.03     GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person with respect to any material Contractual Obligation is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than
(i) those that have already been obtained and are in full force and effect and
(ii) filings to perfect the Liens created by the Collateral Documents.

6.04     BINDING EFFECT.

         This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.

6.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show, in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP), all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness.

         (b) The Interim Financial Statements (i) were prepared in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments; and (iii) show, in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP), all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by the Parent or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Parent and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Parent and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

         (d) The financial statements delivered pursuant to Section 7.01(a) and
(b) have been prepared in accordance with GAAP (or, as applicable with respect to HMO Subsidiaries, SAP) (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and, in the case of annual financial statements delivered pursuant to Section 7.01(a), consolidating, financial condition, results of operations and cash flows of the Parent and its Subsidiaries as of such date and for such periods.

         (e) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

6.06     LITIGATION.

There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, impositions of criminal or civil fines and penalties, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07     CONTRACTUAL OBLIGATIONS.

         Neither the Parent nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

6.08     OWNERSHIP OF PROPERTY; LIENS.

Each of the Parent and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Parent and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09     ENVIRONMENTAL COMPLIANCE.

         Except as could not reasonably be expected to have a Material Adverse
Effect:

                  (a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) Neither the Parent nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible

         Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Parent or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Parent or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Parent, any Subsidiary, the Facilities or the Businesses.

                  (f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Parent or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10     INSURANCE.

         The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent or any of its Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or the applicable Subsidiary operates; provided, however, that such insurance shall not be required to the extent provided by the Captive Insurance Subsidiary. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

6.11     TAXES.

The Parent and its Subsidiaries have filed or have caused to be filed all federal, state and other material tax returns and reports required to be filed, and have paid or caused to be paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the Loan Parties' knowledge, there is no proposed tax assessment against the Parent or any Subsidiary that would, if made, reasonably be expected to have a Material Adverse Effect.

6.12     ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to



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each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13     SUBSIDIARIES.

         Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) jurisdiction of formation,
(ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Subsidiary, (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto and (v) a statement as to whether such Subsidiary is an HMO Subsidiary. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non-assessable.

6.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) Neither the Parent nor any Subsidiary is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Parent only or of the Parent and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Parent and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

         (b) None of the Parent, any Person Controlling the Parent, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

6.15     DISCLOSURE.

         No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with




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the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16     COMPLIANCE WITH LAWS.

         Each of the Parent and its Subsidiaries is in compliance with the requirements of all Laws (including, without limitation, HMO Regulations, Medicare Regulations, Medicaid Regulations, HIPAA, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn) and all orders, writs, injunctions, decrees, licenses and permits applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing:

                  (i) neither the Parent nor any Subsidiary, nor (to the knowledge of the Parent or any Subsidiary) any individual employed by the Parent or any Subsidiary, would reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for corporate or individual actions or failures to act known to the Parent or any Subsidiary where such culpability or exclusion has resulted or could reasonably be expected to result in an Exclusion Event;

                  (ii) no officer or other member of management continues to be employed by the Parent or any Subsidiary who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Authority unless such officer or other member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the OIG or other Governmental Authority;

                  (iii) current billing policies, arrangements, protocols and instructions of the Parent and its Subsidiaries comply with requirements of Medical Reimbursement Programs and are administered by properly trained personnel, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event;

                  (iv) current medical director compensation arrangements of the Parent and its Subsidiaries comply with state and federal anti-kickback, fraud and abuse, and self-referral laws, including without limitation 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn, and all regulations promulgated under such laws, except where any such failure to comply would not reasonably be expected to result in an Exclusion Event.

6.17     INTELLECTUAL PROPERTY; LICENSES, ETC.

         The Parent and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person




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challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Parent or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Parent or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18     SOLVENCY.

         The Loan Parties are Solvent on a consolidated basis.

6.19     PERFECTION OF SECURITY INTERESTS IN THE COLLATERAL.

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20     BUSINESS LOCATIONS.

         Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Closing Date. Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of any Loan Party is located as of the Closing Date. Set forth on Schedule 6.20(c) is the chief executive office of each Loan Party as of the Closing Date. The exact legal name and state of organization of each Loan Party is as set forth on the signature pages hereto.

6.21     BROKERS' FEES.

         Neither the Parent nor any Subsidiary has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents.

6.22     LABOR MATTERS.

         As of the Closing Date, (a) there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Parent or any Subsidiary and (b) neither the Parent nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.23     FRAUD AND ABUSE.

         To the knowledge of the Responsible Officers of the Loan Parties, neither the Parent nor any Subsidiary or any of their respective officers or directors have engaged in any activities that are prohibited under Medicare Regulations or Medicaid Regulations that could reasonably be expected to have a Material Adverse Effect.

6.24     LICENSING AND ACCREDITATION.

         (a) Except to the extent it would not reasonably be expected to have a Material Adverse Effect, each of the Parent and its Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses,




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permits, authorizations and approvals of each Governmental Authority necessary to the conduct of its business; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) entered into and maintains in good standing its Medicare Provider Agreements and Medicaid Provider Agreements; and (v) ensured that all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

         (b) The Parent will, and will cause each of its HMO Subsidiaries to, preserve and maintain (i) the licensing and certification of each HMO Subsidiary pursuant to the HMO Regulations, (ii) all certifications and authorizations necessary to ensure that the HMO Subsidiaries are eligible for all reimbursements available under the HMO Regulations to the extent applicable and
(iii) all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs.

6.25     TAX SHELTER REGULATIONS.

         The Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Credit Parties acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

6.26     SUBORDINATION.

         The subordination provisions contained in the Senior Subordinated Notes Documents are enforceable against the Borrower, the Guarantors and the holders of the Senior Subordinated Notes, and all Obligations hereunder (including, without limitation, the Incremental Term Loans) and under the other Loan Documents are within the definitions of "Senior Debt" and "Designated Senior Debt" included in such subordination provisions. There exists no Designated Senior Debt for purposes of, and as defined in, the Indenture (other than the Obligations).

         The subordination provisions contained in the Subordinated Indebtedness Documents are enforceable against the Borrower, the Guarantors and the holders of the Subordinated Indebtedness, and all Obligations hereunder (including, without limitation, the Incremental Term Loans) and under the other Loan Documents are within the definitions of "Senior Indebtedness" included in such subordination provisions.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall and shall cause each Subsidiary to:



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7.01     FINANCIAL STATEMENTS.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) Annual Financial Statements.

                           (i) as soon as available, but in any event within
                  ninety days after the end of each fiscal year of the Parent,
                  (A) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, (B) a balance sheet for the medical/surgical business of the Parent and its Subsidiaries (the "Medical/Surgical Business") as at the end of such fiscal year, and the related statements of income or operations and shareholders' equity for the Medical/Surgical Business for such fiscal year, (C) a consolidated balance sheet for Lovelace and the Sandia Parties as at the end of such fiscal year, and the related consolidated statements of income or operations and shareholders' equity for Lovelace the Sandia Parties for such fiscal year and (D) a balance sheet for the behavioral business of the Parent and its Subsidiaries (the "Behavioral Business") as at the end of such fiscal year, and the related statements of income or operations and shareholders' equity for the Behavioral Business for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

                           (ii) with respect to each HMO Subsidiary, as soon as
                  available, but in any event not later than the time such statements are required to be filed with the applicable Governmental Authority, annual financial statements prepared in accordance with SAP.

                  (b) Quarterly Financial Statements.

                           (i) as soon as available, but in any event within
                  forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, (A) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Parent's fiscal year then ended, (B) a balance sheet for the Medical/Surgical Business of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related statements of income or operations and shareholders' equity for the Medical/Surgical Business for such fiscal quarter and for the portion of the Parent's fiscal year then ended, (C) a consolidated balance sheet for Lovelace and the Sandia Parties as at the end of such fiscal quarter, and the related consolidated statements of income or operations and shareholders' equity for Lovelace and the Sandia Parties for such fiscal quarter and for the portion of the Parent's fiscal year then ended and (D) a balance sheet for the Behavioral Business as at the end of such fiscal quarter, and the related statements of income or operations and shareholders' equity for the Behavioral Business for such fiscal quarter and for the portion of the Parent's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the




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

                  corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

                           (ii) with respect to each HMO Subsidiary, as soon as
                  available, but in any event not later than the time such statements are required to be filed with the applicable Governmental Authority, quarterly financial statements prepared in accordance with SAP.

                  (c) Monthly Financial Statements. As soon as available, but in any event within thirty days after the end of each calendar month of fiscal year 2003 of the Parent, (A) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such calendar month, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such calendar month, (B) a balance sheet for the Medical/Surgical Business of the Parent and its Subsidiaries as at the end of such calendar month, and the related statements of income or operations and shareholders' equity for the Medical/Surgical Business for such calendar month, (C) a consolidated balance sheet for Lovelace and the Sandia Parties as at the end of such calendar month, and the related consolidated statements of income or operations and shareholders' equity for Lovelace and the Sandia Parties for such calendar month and (D) a balance sheet for the Behavioral Business as at the end of such calendar month, and the related statements of income or operations and shareholders' equity for the Behavioral Business for such calendar month, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         As to any information contained in materials furnished pursuant to
         Section 7.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

7.02     CERTIFICATES; OTHER INFORMATION.

         Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate, in form and substance satisfactory to the Administrative Agent (including data supporting covenant calculation and Pro Forma adjustments), signed by a Responsible Officer of the Borrower;



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                  (c) within 15 days after the end of each calendar month, a certificate as of the end of the immediately preceding month, substantially in the form of Exhibit K and certified by a Responsible Officer of the Borrower to be true and correct as of the date thereof (a "Borrowing Base Certificate");

                  (d) at least 15 days prior to the end of each fiscal year of the Parent, beginning with the fiscal year ending December 31, 2003, an annual business plan and budget of the Parent and its Subsidiaries containing, among other things, pro forma financial statements for each quarter of the next fiscal year and projected Consolidated Capital Expenditures (in reasonable detail) for such fiscal year.

                  (e) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Borrower containing information regarding (i) the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Equity Issuances and Acquisitions that occurred during the period covered by such financial statements and (ii) the minimum statutory capital requirement of each HMO Subsidiary as of the applicable fiscal quarter end.

                  (f) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Subsidiary, or any audit of any of them;

                  (g) promptly after the same are publicly available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the unit holders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Parent or any Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all material reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

                  (h) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
         Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

                  (i) promptly, such additional information regarding the business, financial or corporate affairs of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

                  (j) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Borrower (i) listing (A) all applications, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications for Copyrights, Patents and



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         Trademarks (each such term as defined in the Security Agreement)
         received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) entered into since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of the Parent or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements; and

                  (k) (i) promptly upon filing with the applicable Governmental Authority, copies of any request for an extension to the time period within which financial statements prepared in accordance with SAP must be filed with such Governmental Authority and (ii) promptly copies of any extensions or rejections to extensions provided by any Governmental Authority.

         Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(c) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Loan Parties to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Loan Parties shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Loan Parties shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03     NOTICES.

         (a) Promptly upon knowledge thereof, notify the Administrative Agent and each Lender of the occurrence of any Default.

         (b) Promptly upon knowledge thereof, notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent or any Subsidiary, including pursuant to any applicable Environmental Laws.

         (c) Promptly upon knowledge thereof, notify the Administrative Agent and each Lender of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding the Threshold Amount.



                                       74
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         (d) Promptly notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Parent or any Subsidiary.

         (e) Promptly upon knowledge thereof, notify the Administrative Agent and each Lender of (i) the institution of any investigation, review or proceeding against the Parent or any Subsidiary to suspend, revoke or terminate (or that may result in the termination of) any Medicaid Provider Agreement or Medicare Provider Agreement, or any such investigation or proceeding that may result in an Exclusion Event, (ii) a copy of any notice of intent to exclude, any notice of proposal to exclude issued by the OIG or any other Exclusion Event, (iii) all notices of loss or threatened loss of accreditation, loss of participation under any Medical Reimbursement Program or loss of applicable health care license or certificate of authority of any HMO Subsidiary, and all other material deficiency notices, compliance orders or adverse reports issued by any HMO Regulator or other Governmental Authority or private insurance company pursuant to a provider agreement that, if not promptly complied with or cured, could result in the suspension or forfeiture of any license, certification, or accreditation necessary for such HMO Subsidiary to carry on its business as then conducted or the termination of any insurance or reimbursement program available to any HMO Subsidiary, or (iv) all correspondence received by the Parent or any of its Subsidiaries from an HMO Regulator asserting that the Parent or any of its Subsidiaries is not in compliance in all material respects with HMO Regulations or threatening action against the Parent or any of its Subsidiaries under the HMO Regulations.

         (f) Within the period for delivery of the annual and quarterly financial statements provided in Section 7.1(a) and Section 7.1(b), written notification of Investments during such fiscal quarter by the Parent or any Subsidiary in any HMO Subsidiary that, individually or in the aggregate in any fiscal year of the Parent, exceed ten percent (10%) of the Company Action Level or the relevant state's risk-based capital threshold, as applicable (in each case as determined in accordance with SAP at the immediately preceding fiscal-year-end determination thereof) of such HMO Subsidiary; provided that, to the extent such Investments, individually or in the aggregate, materially deviate from the business plan and budget delivered pursuant to Section 7.02(c), written notification of such Investments shall be provided not later than fifteen days following the end of the calendar month during which such Investments are made.

         (g) As soon as available, and in event within 120 days after the end of each fiscal year of the Parent, a schedule setting forth in reasonable detail the reinsurance arrangements maintained by each of the HMO Subsidiaries of the Borrower as of the end of such fiscal year (with any changes subsequent to the end of such fiscal year described therein).

         (h) Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.09 to be untrue in any material respect, the Loan Parties will furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.09) and as to the compliance by the Borrower or any Subsidiary with Environmental Laws at such Real Properties. If the Loan Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Loan Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Loan Parties on demand and added to the obligations secured by the Collateral Documents.



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         Each notice pursuant to this Section 7.03(a) through (e) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04     PAYMENT OF TAXES.

         Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent or such Subsidiary.

7.05     PRESERVATION OF EXISTENCE, ETC.

         (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

         (b) Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

         (c) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (d) Preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06     MAINTENANCE OF PROPERTIES.

         (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

         (b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

Notwithstanding the foregoing, nothing in this Section 7.06 shall prevent the Borrower and its Subsidiaries from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is, in the judgement of its board of directors or similar body, desirable in the conduct of its business.

7.07     MAINTENANCE OF INSURANCE.

         Maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Parent or any Subsidiary, in such amounts, with such





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deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or the applicable Subsidiary operates; provided that the Parent and its Subsidiaries may reduce the amount of insurance required to be maintained above to the extent the Parent and its Subsidiaries establish a self-insurance program providing insurance coverage in lieu of such insurance. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled.

7.08     COMPLIANCE WITH LAWS.

         Except to the extent the failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect, the Parent will, and will cause each of its Subsidiaries to, (a) comply with all Requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, Environmental Laws and ERISA), (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Parent and its Subsidiaries; (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements; (d) ensure that
(i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel; and (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C. Section 1395nn and (e) make commercially reasonable efforts to implement policies that are consistent with the Standards for the Privacy of Individually Identifiable Health Information (the "Privacy Standards") implementing the privacy requirements of the Administrative Simplification subtitle of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) set forth at 45 CFR Parts 160 and 164 on or before the date that such Privacy Standards become applicable to the Parent and its Subsidiaries. Further, the Parent has in place a compliance program for the Parent and its Subsidiaries which is reasonably designed to provide effective internal controls that promote adherence to, prevent and detect material violations of, any Laws applicable to the Parent and its Subsidiaries, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the compliance program and with Laws.

7.09     BOOKS AND RECORDS.

         (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Subsidiary, as the case may be.

         (b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or such Subsidiary, as the case may be.



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7.10     INSPECTION RIGHTS.

         (a) Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that, so long as no Event of Default exists, the Borrower will be provided an opportunity to attend such meetings), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         (b) If requested by the Administrative Agent in its sole discretion, permit the Administrative Agent, and its representatives, upon reasonable advance notice to the Borrower, to conduct an annual audit of the Collateral at the expense of the Borrower. To the extent required by applicable Law, prior to receiving any information that contains patient information subject to (i) state privacy laws, (ii) the Drug Abuse Prevention, Treatment and Rehabilitation Act, 42 U.S.C. 290ee-3 et seq., (iii) the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. 1320d et seq., or (iv) regulations promulgated pursuant to the foregoing statutes, the Administrative Agent and the Lenders agree to execute an agreement reasonably satisfactory to the Administrative Agent and the Lenders that complies with the requirements relating to "business associates" as set forth in 45 C.F.R. 502(e) and any applicable state Laws.

7.11     USE OF PROCEEDS.

         Use the proceeds of the Credit Extensions (a) to refinance existing Indebtedness of the Borrower, (b) to pay costs and expenses related to the transactions contemplated hereby and (c) to finance working capital, capital expenditures and other general corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12     ADDITIONAL SUBSIDIARIES.

         (a) Within thirty (30) days after the acquisition or formation of any Subsidiary of the Parent:

                  (i) notify the Administrative Agent thereof in writing, together with (A) jurisdiction of formation, (B) number of shares of each class of Capital Stock outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary, (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto and (E) a statement as to whether such Subsidiary is an HMO Subsidiary or a Controlled Subsidiary;

                  (ii) if such Subsidiary is a Material Domestic Subsidiary other than (A) an HMO Subsidiary which is prohibited from providing a full and unconditional guaranty of the Obligations or (B) a Controlled Subsidiary acquired pursuant to a Permitted Other Acquisition or created pursuant to Section 8.02(i), cause such Person to (1) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (2) deliver to the Administrative Agent documents of the types referred to in Section 5.01(d) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity,




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

         binding effect and enforceability of the documentation referred to in clause (1)), all in form, content and scope reasonably satisfactory to the Administrative Agent; and

                  (iii) if such Subsidiary is an HMO Subsidiary that is prohibited from providing a full and unconditional guaranty of the Obligations, to the extent permitted by applicable state law, (A) cause such Person to issue an Intercompany Note, in an amount equal to 75% of the maximum amount permitted under applicable law or such lesser amount approved by the Required Lenders, to the Borrower and deliver Intercompany Security Documents to the Borrower, (B) deliver the Collateral Assignment Documents to the Collateral Agent with respect to such Intercompany Note and Intercompany Security Documents, and (C) deliver to the Collateral Agent documents of the types referred to in
         Section 5.01(d) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of such Collateral Assignment Documents and), all in form, content and scope reasonably satisfactory to the Collateral Agent.

         (b) If at any time any Subsidiary that is not a Guarantor provides a guarantee of the Borrower's obligations in respect of the Subordinated Indebtedness and/or the Senior Subordinated Notes, then promptly (and in any event within five (5) days), cause such Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Section 5.01(d) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13     ERISA COMPLIANCE.

         Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.

7.14     PLEDGED ASSETS.

         Each Loan Party will (a) cause all of its owned and leased real and personal Property (including, without limitation, its rights in each Intercompany Note and the Intercompany Security Documents) other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Administrative Agent (and with respect to any Intercompany Note and the Intercompany Security Documents, in favor of the Collateral Agent) to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (b) deliver such other documentation as the Administrative Agent (or the Collateral Agent with respect to any Intercompany Note or Intercompany Security Document) may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's Liens or the Collateral Agent's Liens, as applicable, thereunder) and other items of the types required to be delivered




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pursuant to Section 5.01(d), all in form, content and scope (and prepared by vendors selected by the Borrower) reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, the Loan Parties will cause
(i) 100% of the issued and outstanding Capital Stock of each Material Domestic Subsidiary owned by the Parent or any Material Domestic Subsidiary of the Parent (other than the Capital Stock of an HMO Subsidiary if such pledge is prohibited by law or not approved by the applicable Governmental Authority), (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Parent or any Material Domestic Subsidiary of the Parent to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request, and (iii) (A) all intercompany loans permitted by Sections 8.02(g) and (h) to be evidenced by Intercompany Notes and secured by Intercompany Security Documents and (B) its rights in all such Intercompany Notes and Intercompany Security Documents to be pledged to the Collateral Agent pursuant to Collateral Assignment Documents and such other security documents as the Collateral Agent may reasonably request. Notwithstanding the foregoing, the parties hereto agree the Loan Parties shall not be required to comply with the terms of this Section 7.14 with respect to
(i) Subsidiaries created subsequent to the Closing Date until the documentation described in Section 7.12(a) is delivered or required to be delivered with respect to such Subsidiary, and (ii) Lovelace until the consummation of the Lovelace/Sandia Merger.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01     LIENS.

         Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

                  (a) Liens pursuant to any Loan Document;

                  (b) Liens existing on the Closing Date and listed on Schedule
         8.01 and any renewals or extensions thereof not any less favorable to the Lenders, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

                  (c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;



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                  (d) statutory Liens of landlords and Liens of carriers,
         warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

                  (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

                  (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

                  (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than thirty consecutive days during which execution is not effectively stayed;

                  (i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within ninety days after the acquisition thereof;

                  (j) leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of the Parent or any Subsidiary;

                  (k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

                  (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

                  (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

                  (o) Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (A) Governmental Reimbursement Program Costs and (B) other actions or claims




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

         pertaining to the same or related matters or other Medical Reimbursement Programs, provided that the Parent, in each case, shall have established adequate reserves for such claims or actions;

                  (p) Liens of sellers of goods to the Parent and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

                  (q) Liens in favor of the Borrower on the assets of each HMO Subsidiary or Non-Guarantor Subsidiary in accordance with the terms hereof to secure the applicable Intercompany Note of such HMO Subsidiary or Non-Guarantor Subsidiary;

                  (r) Liens on the assets of the Captive Insurance Subsidiary created or deemed to exist in connection with the self-insurance program of the Captive Insurance Subsidiary; and

                  (s) Liens in favor of the Collateral Agent pursuant to Collateral Assignment Documents.

8.02     INVESTMENTS.

         Make any Investments, except:

                  (a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

                  (b) Investments existing as of the Closing Date and set forth in Schedule 8.02;

                  (c) Investments in any Person that is a Loan Party prior to giving effect to such Investment;

                  (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

                  (e) Guarantees permitted by Section 8.03;

                  (f) Investments subsequent to the Closing Date in the form of equity or capital contributions in HMO Subsidiaries, Non-Guarantor Subsidiaries or Joint Ventures using cash invested in the Parent by the Sponsor Group and immediately passed through by the Parent to the applicable HMO Subsidiary, Non-Guarantor Subsidiary or Joint Venture;

                  (g) Investments consisting of (i) $70,000,000 intercompany loan from the Borrower to Lovelace (it being understood and agreed that the consideration giving rise to such intercompany loan shall not be cash consideration but rather the value contributed to Lovelace pursuant to the Lovelace/Sandia Merger), (ii) any intercompany loan made in accordance with Section 7.12(a)(iii) (it being understood and agreed that the consideration giving rise to each such intercompany loan shall not be cash consideration but rather the surplus value contributed to the applicable HMO Subsidiary by the Borrower) and (iii) intercompany loans to HMO Subsidiaries that are not Loan Parties in an amount not to exceed $20,000,000 in the aggregate; provided that (x) each such intercompany loan is evidenced by an Intercompany Note and secured by the assets of the applicable HMO Subsidiary




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         pursuant to the Intercompany Security Documents and such other documentation reasonably satisfactory to the Administrative Agent and the Syndication Agents and (y) the rights of the applicable lender under each such Intercompany Note and Intercompany Security Documents have been pledged to the Collateral Agent pursuant to documentation satisfactory to the Collateral Agent;

                  (h) Investments consisting of intercompany loans to Non-Guarantor Subsidiaries and Joint Ventures in an amount not to exceed $25,000,000 in the aggregate; provided that (x) each such intercompany loan is evidenced by an Intercompany Note and secured by the assets of the applicable Non-Guarantor Subsidiary or Joint Venture pursuant to the Intercompany Security Documents and such other documentation reasonably satisfactory to the Administrative Agent and the Syndication Agents and (y) the rights of the applicable lender under each such Intercompany Note and Intercompany Security Documents have been pledged to the Collateral Agent pursuant to documentation satisfactory to the Collateral Agent;

                  (i) Investments subsequent to the Closing Date in the form of Permitted Other Acquisitions and equity or capital contributions in HMO Subsidiaries, Subsidiaries or Joint Ventures (in each case that are not Guarantors); provided that the aggregate amount of such Investments outstanding at any time (together with the aggregate amount of Permitted Other Acquisitions made subsequent to the Closing Date) shall not exceed $37,000,000 in the aggregate;

                  (j) Permitted Acquisitions;

                  (k) Investments in the Captive Insurance Subsidiary in an amount not to exceed the minimum amount of capital required under the laws of the jurisdiction in which the Captive Insurance Subsidiary is formed and other Investments in the Captive Insurance Subsidiary to cover reasonable general corporate and overhead expenses of the Captive Insurance Subsidiary;

                  (l) loans and advances in the ordinary course of business to employees of the Parent or any of its Subsidiaries so long as the aggregate principal amount of such advances outstanding at any time shall not exceed $2,000,000;

                  (m) Investments consisting of non-cash consideration received in connection with a sale of assets permitted under Section 8.05; and

                  (n) Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed $5,000,000 in the aggregate at any time outstanding.

8.03     INDEBTEDNESS.

         Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under the Loan Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.03 (and renewals, refinancings and extensions thereof (not exceeding the principal amount of the Indebtedness so renewed, refinanced or extended) on terms and conditions not materially less favorable to the applicable debtor(s) or to the Lenders);

                  (c) intercompany Indebtedness permitted under Section 8.02;



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                  (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

                  (e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $10 million at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (f) Subordinated Indebtedness in an aggregate principal amount of up to $36,000,000;

                  (g) the Senior Subordinated Notes in an aggregate principal amount not to exceed $225,000,000;

                  (h) Additional Subordinated Indebtedness, provided that (i) no Default or Event of Default shall exist prior to or after giving effect to such issuance, (ii) the definitive documentation (including without limitation the subordination provisions) for such Additional Subordinated Indebtedness is no more restrictive to the Borrower than the Senior Subordinated Notes, (iii) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating (A) that, upon giving effect to such Additional Subordinated Indebtedness on a Pro Forma Basis, (I) the Consolidated Leverage Ratio is at least 0.25 less than the ratio required to be maintained at such time by Section 8.11(a), and (II) that the Loan Parties are in compliance with Section 8.11, and (iv) the aggregate principal amount of such Additional Subordinated Indebtedness plus the aggregate principal amount of Senior Subordinated Notes outstanding as permitted by Section 8.03(g) shall not exceed $350,000,000;

                  (i) other unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (j) Indebtedness of the Borrower or any other Loan Party in the form of loans from the Captive Insurance Subsidiary in an aggregate principal amount at any time outstanding not to exceed twenty percent (20%) of the total assets of the Captive Insurance Subsidiary, as shown on the most recent balance sheet of the Captive Insurance Subsidiary in accordance with GAAP;

                  (k) Earn Out Obligations not to exceed $20,000,000 in the aggregate at any one time outstanding; and

                  (l) Guarantees (which Guarantees in respect of the Senior Subordinated Notes and the Additional Subordinated Indebtedness shall be similarly subordinated) with respect to Indebtedness permitted under clauses (a) through (k) of this Section 8.03.

provided, however, with respect to any Indebtedness incurred pursuant to clauses
(b), (e), (h) or (i) hereof, such Indebtedness shall be permitted under this
Section 8.03 only if the Administrative Agent shall have received a written certification from the Borrower satisfactory to the Administrative Agent stating that after giving effect to the incurrence of such Indebtedness an amount at least equal to the Aggregate Revolving Commitments in effect at such time remains available to the Borrower under Section 4.09(b)(i) of the Indenture for the borrowing of Revolving Loans and Swing Line Loans and the issuances of Letters of Credit hereunder (without giving effect to any such Loans or Letters of Credit then outstanding).

8.04     FUNDAMENTAL CHANGES.

         Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) any Loan Party other than the Parent may merge or consolidate with any other Loan Party other than the Parent, provided that if the Borrower is a party thereto, the Borrower shall be the continuing or surviving corporation, (b) any Foreign Subsidiary may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation,
(c) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, (d) any Subsidiary may merge with any Person that is not a Loan Party in connection with an Acquisition permitted hereunder provided that such Loan Party shall be the continuing or surviving corporation and (e) the Sandia Parties may merge or consolidate with Lovelace pursuant to the Lovelace/Sandia Merger; provided that (i) Lovelace shall have delivered an Intercompany Note in the amount of $70 million to the Borrower and pledged its assets to the Borrower to secure such Intercompany Note pursuant to the Intercompany Security Documents and (ii) the Borrower shall have delivered such Intercompany Note to the Collateral Agent, executed Collateral Assignment Documents and delivered such other documentation to the Collateral Agent in accordance with Section 7.14.

8.05     DISPOSITIONS.

         Make any Disposition (other than any Approved Hospital Swap) unless (a) at least 75% of the total consideration received by the Borrower or such Subsidiary in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and the total consideration paid shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.15, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, (e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Parent and its Subsidiaries in all such transactions in any fiscal year of the Parent shall not exceed $25 million, and (f) in the case of any Disposition where the aggregate net book value of all of the assets sold or otherwise disposed of exceeds $2.5 million, no later than five (5) Business Days prior to such Disposition, the Borrower shall have delivered to the Administrative Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b), and (ii) a certificate of a Responsible Officer of the Borrower specifying the anticipated date of such Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Disposition. Notwithstanding the foregoing, the parties hereto agree that AHS Summit Hospital, LLC may donate the Baton Rouge Property to the City of Baton Rouge or Louisiana State University.

8.06     RESTRICTED PAYMENTS.

         Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

                  (a) (i) each Subsidiary may make Restricted Payments (directly or indirectly) to any Loan Party and (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof) any Controlled Subsidiary may make cash dividends on a pro rata basis to the holders of its Capital Stock;

                  (b) the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person;

                  (c) the Parent may repurchase the Capital Stock of the Parent (or the Borrower may make Restricted Payments to the Parent to consummate any such repurchase of Capital Stock) held by departing employees, former employees, directors or former directors of the Parent or any of its Subsidiaries in an amount not to exceed $1,500,000 in the aggregate during any fiscal year of the Parent;

                  (d) the Borrower may make dividends or other distributions to the Parent to pay any taxes that are owed by the Parent as part of a consolidated, combined or unitary or other group which includes the Borrower, to cover that portion of such taxes which are reasonably attributable to the Borrower and any other Subsidiaries of the Borrower that are included in such group; and

                  (e) the Borrower may make distributions to the Parent in any fiscal year, beginning with the fiscal year ended December 31, 2003, so that the Parent may pay (i) any Sponsor Fees and reasonable out-of-pocket expenses of the Sponsors, in an aggregate amount not to exceed $1,500,000 in any fiscal year and (ii) any customary transaction fees; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of any such distribution or payment or result therefrom.

8.07     CHANGE IN NATURE OF BUSINESS.

         Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

8.08     TRANSACTIONS WITH AFFILIATES AND INSIDERS.

         Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 7.07,
Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation, reimbursement of expenses and indemnification of officers and directors, (e) any Excluded Equity Issuance and
(f) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09     BURDENSOME AGREEMENTS.

         (a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits,
(ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its Property to any Loan Party, (v) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Loan Documents, (2) the Subordinated Indebtedness Documents, (3) the Senior Subordinated Notes Documents, (4) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (5) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (6) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale, (7) Contractual Obligations of any Person that becomes a Subsidiary after the date hereof, provided, that such Contractual Obligations existed at the time such Person becomes a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary or (8) with respect to any Controlled Subsidiary, customary supermajority voting provisions and customary provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements.

         (b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05, pending the consummation of such sale, (iv) Contractual Obligations of any Person that becomes a Subsidiary after the date hereof, provided, that such Contractual Obligations existed at the time such Person becomes a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary and (v) with respect to any Controlled Subsidiary, customary supermajority voting provisions and customary provisions with respect to the pledge, disposition or distribution of assets or property, in each case contained in joint venture agreements.

8.10     USE OF PROCEEDS.

         Use the proceeds of the Credit Extensions, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11     FINANCIAL COVENANTS.

         (a) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio set forth below opposite such fiscal quarter:

                   Fiscal Quarter Ending                   Ratio
                   ---------------------                   -----
                   September 30, 2003                      2.75 to 1.0
                   December 31, 2003                       2.75 to 1.0
                   March 31, 2004                          2.75 to 1.0
                   June 30, 2004                           2.75 to 1.0
                   September 30, 2004                      2.75 to 1.0
                   December 31, 2004                       2.75 to 1.0
                   March 31, 2005                          2.50 to 1.0
                   June 30, 2005                           2.50 to 1.0
                   September 30, 2005                      2.50 to 1.0
                   December 31, 2005                       2.50 to 1.0
                   March 31, 2006                          2.25 to 1.0
                   June 30, 2006                           2.25 to 1.0
                   September 30, 2006                      2.25 to 1.0
                   December 31, 2006                       2.25 to 1.0
                   March 31, 2007                          2.00 to 1.0
                   June 30, 2007                           2.00 to 1.0
                   September 30, 2007                      2.00 to 1.0
                   December 31, 2007                       2.00 to 1.0
                   March 31, 2008                          2.00 to 1.0
                   June 30, 2008 and thereafter            2.00 to 1.0

         (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio set forth below opposite such fiscal quarter:

                   Fiscal Quarter Ending                   Ratio
                   ---------------------                   -----
                   September 30, 2003                      4.50 to 1.0
                   December 31, 2003                       4.50 to 1.0
                   March 31, 2004                          4.50 to 1.0
                   June 30, 2004                           4.50 to 1.0
                   September 30, 2004                      4.50 to 1.0
                   December 31, 2004                       4.50 to 1.0
                   March 31, 2005                          4.25 to 1.0
                   June 30, 2005                           4.25 to 1.0
                   September 30, 2005                      4.00 to 1.0
                   December 31, 2005                       4.00 to 1.0
                   March 31, 2006                          4.00 to 1.0
                   June 30, 2006                           4.00 to 1.0
                   September 30, 2006                      3.75 to 1.0
                   December 31, 2006                       3.75 to 1.0
                   March 31, 2007                          3.75 to 1.0
                   June 30, 2007                           3.75 to 1.0
                   September 30, 2007                      3.50 to 1.0

                   December 31, 2007                       3.50 to 1.0
                   March 31, 2008                          3.50 to 1.0
                   June 30, 2008 and thereafter            3.50 to 1.0

         (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than the ratio set forth below opposite such fiscal quarter:

                   Fiscal Quarter Ending                   Ratio
                   ---------------------                   -----
                   September 30, 2003                      1.90 to 1.0
                   December 31, 2003                       1.90 to 1.0
                   March 31, 2004                          2.00 to 1.0
                   June 30, 2004                           2.00 to 1.0
                   September 30, 2004                      2.25 to 1.0
                   December 31, 2004                       2.25 to 1.0
                   March 31, 2005                          2.50 to 1.0
                   June 30, 2005                           2.50 to 1.0
                   September 30, 2005                      2.75 to 1.0
                   December 31, 2005                       2.75 to 1.0
                   March 31, 2006                          3.00 to 1.0
                   June 30, 2006                           3.00 to 1.0
                   September 30, 2006                      3.00 to 1.0
                   December 31, 2006                       3.00 to 1.0
                   March 31, 2007                          3.25 to 1.0
                   June 30, 2007                           3.25 to 1.0
                   September 30, 2007                      3.25 to 1.0
                   December 31, 2007                       3.25 to 1.0
                   March 31, 2008                          3.25 to 1.0
                   June 30, 2008 and thereafter            3.25 to 1.0

         (d) Consolidated EBITDA. Permit Consolidated EBITDA to be less than (i) $35,000,000 for the nine month period ending September 30, 2003 and (ii) $50,000,000 for the twelve month period ending December 31, 2003.

         (e) Capital Expenditures. Permit Consolidated Capital Expenditures (excluding expenditures relating to the acquisition of fixed asset or capital assets acquired in Permitted Acquisitions or Permitted Other Acquisitions) to exceed the amounts set forth below for the periods set forth below plus fifty percent (50%) of the unused amount available for Consolidated Capital Expenditures under this Section 8.12 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year); provided, however, that with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry-forward from the immediately preceding fiscal year:

                   Period                                        Amount
                   ------                                        ------
                   July 1, 2003 through December 31, 2003        $35,000,000
                   Fiscal Year 2004                              $40,000,000
                   Fiscal Year 2005                              $40,000,000
                   Fiscal Year 2006 and thereafter               $45,000,000

Notwithstanding the foregoing, the amount of Consolidated Capital Expenditures permitted above for any fiscal year shall be increased by (i) an amount equal to three percent (3%) of the revenues of any Person in the Medical/Surgical Business for the twelve month period preceding the Acquisition of such Person pursuant to a Permitted Acquisition and (ii) an amount equal one and one-half percent (1.5%) of the revenues of any Person in the Behavioral Business for the twelve month period preceding the Acquisition of such Person pursuant to a Permitted Acquisition.

In addition to the Consolidated Capital Expenditures permitted above, the Borrower and its Subsidiaries may also make Consolidated Capital Expenditures in an aggregate amount not to exceed $15 million during the term of this Agreement provided that (i) in connection with any Permitted Acquisition or Permitted Other Acquisition, the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent setting forth the Borrower's intention to make such Consolidated Capital Expenditures and (ii) such Consolidated Capital Expenditures shall have been included for purposes of determining the aggregate consideration paid for such Permitted Acquisition or Permitted Other Acquisition.

         (f) Minimum Statutory Net Worth. Permit Net Worth of Lovelace and any other HMO Subsidiary to be less than the product of (i) 1.10 multiplied by (ii) the amount of minimum Net Worth required to be maintained by such Person by the applicable Governmental Authority.

8.12     PREPAYMENT OF OTHER INDEBTEDNESS, ETC.

         (a) Amend or modify any of the terms of the Subordinated Indebtedness, the Senior Subordinated Notes Documents or the Additional Subordinated Indebtedness if any such amendment or modification would add or change any terms in a manner adverse to the Parent or any Subsidiary or the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

         (b) Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of the Subordinated Indebtedness, the Senior Subordinated Notes or the Additional Subordinated Indebtedness.

         (c) (i) Make or offer to make any principal payments with respect to the Subordinated Indebtedness, the Senior Subordinated Notes or the Additional Subordinated Indebtedness, (ii) redeem or offer to redeem any of the Subordinated Indebtedness, the Senior Subordinated Notes or the Additional Subordinated Indebtedness or (iii) deposit any funds intended to discharge the Subordinated Indebtedness, the Senior Subordinated Notes or the Additional Subordinated Indebtedness.

         (d) Accept or permit to be made any principal payment on (i) the intercompany loan made by the Borrower to Lovelace in accordance with the terms hereof or (ii) any other intercompany loan made to an HMO Subsidiary in accordance with the terms of Section 7.12(a)(iii) and Section 8.02(g)(ii).

8.13 ORGANIZATION DOCUMENTS; FISCAL YEAR; LEGAL NAME, STATE OF FORMATION AND FORM OF ENTITY.

         (a) Amend, modify or change its Organization Documents in a manner adverse to the Lenders.

         (b) Change its fiscal year.

         (c) Without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

8.14     OWNERSHIP OF SUBSIDIARIES.

         Notwithstanding any other provisions of this Agreement or any other Loan Document to the contrary, (i) permit any Person (other than the Parent or any Wholly Owned Subsidiary of the Parent) to own any Capital Stock of any Subsidiary of the Parent, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (ii) permit any Subsidiary of the Parent to issue or have outstanding any shares of preferred Capital Stock or (iii) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Parent, except for Permitted Liens; provided, however, that Persons (other than the Parent or any Wholly Owned Subsidiary of the Parent) ("Third Party Investors") may own shares of Capital Stock in a Subsidiary of the Parent (each a "Controlled Subsidiary"); provided further that after giving effect to the Acquisition or creation of any such Controlled Subsidiary on a Pro Forma Basis, the amount of Consolidated EBITDA attributable to all of the Non-Guarantor Subsidiaries (other than Lovelace) for the most recent four fiscal quarter period shall not exceed 20% of total Consolidated EBITDA for such period.

8.15     SALE LEASEBACKS.

         Except as set forth on Schedule 8.15, enter into any Sale and Leaseback Transaction unless (a) the sale of such property is permitted by Section 8.05 and (b) any Capital Lease or Synthetic Lease obligations or Liens arising in connection therewith are permitted by Sections 8.01 and 8.03, as the case may be.

8.16     LIMITATIONS ON PARENT.

         Notwithstanding any other provisions of this Agreement or any other Loan Document to the contrary, permit the Parent to:

                  (a) hold any assets other than the Capital Stock of its Subsidiaries and cash and Cash Equivalents for the sole purpose of paying liabilities referred to in clause (b) below;

                  (b) have any liabilities other than (A) the liabilities under the Loan Documents, (B) liabilities under the Senior Subordinated Note Documents, the Additional Subordinated Indebtedness documents and the Subordinated Indebtedness Documents, (C) tax liabilities in the ordinary course of business, (D) loans and advances permitted under
         Section 8.02, (E) corporate, administrative and operating expenses in the ordinary course of business and (F) Sponsor Fees and reasonable out-of-pocket expenses of the Sponsors pursuant to management or service arrangements with a Sponsor or its Affiliates; or

                  (c) engage in any business other than (i) owning the Capital Stock of its Subsidiaries and activities incidental or related thereto,
         (ii) acting as a Guarantor hereunder and granting Liens in all of its Property to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents (iii) acting as a guarantor in respect of the Senior Subordinated Notes, the Additional Subordinated Indebtedness and Subordinated Indebtedness.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

9.01     EVENTS OF DEFAULT.

         Any of the following shall constitute an Event of Default:

                  (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment fee or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

                  (b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.03, 7.05(a), 7.05(c), 7.05(d), 7.10, 7.11, 7.12, or 7.14 or Article
         VIII or (ii) the Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.01 or 7.02 and such default shall continue for five (5) or more Business Days or

                  (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof by the Administrative Agent; or

                  (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

                  (e) Cross-Default. The Parent or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value




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         owed by the Parent or such Subsidiary as a result thereof is greater than the Threshold Amount; or

                  (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

                  (g) Inability to Pay Debts; Attachment. (i) The Parent or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

                  (h) Judgments. There is entered against the Parent or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

                  (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (k) Change of Control. There occurs any Change of Control; or

                  (l) Subordinated Debt Documentation. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the Subordinated Indebtedness Documents, (ii) any of the Obligations for any reason shall cease to be "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the Subordinated Indebtedness Documents, (iii) any Indebtedness other the Obligations shall constitute "Designated Senior Indebtedness" (or any




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         comparable term) under, and as defined in, the Subordinated
         Indebtedness Documents or (iv) the subordination provisions of the Subordinated Indebtedness Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Subordinated Indebtedness; or

                  (m) Senior Subordinated Notes. (i) There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Documents, (ii) any of the Obligations for any reason shall cease to be "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Documents, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Documents or (iv) the subordination provisions of the Senior Subordinated Notes Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Senior Subordinated Notes; or

                  (n) HMO Event. (i) An HMO Event shall remain unremedied for thirty days after the occurrence thereof (or such lesser period of time, if any, as the HMO Regulator administering the HMO Regulations shall have imposed for the cure of such HMO Event), or (ii) any HMO Subsidiary shall suffer the loss of twenty-five percent (25%) or more of the enrolled recipients for which it is responsible as measured from the beginning of the previous month or from the close of its immediately preceding fiscal-year end that would result in a Material Adverse Effect; or

                  (o) Exclusion Event. There shall occur an Exclusion Event that would result in a Material Adverse Effect; or

                  (p) Intercompany Documents. There shall occur a "default" or an "Event of Default" (or any comparable terms) under, and as defined in, any Intercompany Note or any Intercompany Security Document.

9.02     REMEDIES UPON EVENT OF DEFAULT.

         If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans and any obligations of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to




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make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03     APPLICATION OF FUNDS.

         After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in their capacities as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Third held by them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted by
         Section 8.03(d), and to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) in proportion to the respective amounts described in this clause Fourth held by them; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

         Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.




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                                    ARTICLE X

                              ADMINISTRATIVE AGENT

10.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         (c) Each Lender hereby consents to and approves the terms of the Intercreditor and Subordination Agreement, a copy of which is attached hereto as Exhibit A. By execution hereof, the Lenders acknowledge the terms of the Intercreditor and Subordination Agreement and agree to be bound by the terms thereof and further authorize and direct the Administrative Agent to enter into the Intercreditor and Subordination Agreement on behalf of all the Lenders.

10.02    DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.03    LIABILITY OF ADMINISTRATIVE AGENT.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or




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in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

10.04    RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

10.05    NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

10.06    CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to




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constitute any representation or warranty by any Agent-Related Person to any
Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

10.07    INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

10.08    ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank One and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank One were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank One or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to




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them. With respect to its Loans, Bank One shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank One in its individual capacity.

10.09    SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Lenders; provided that any such resignation by Bank One shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent", L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent", "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the




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         Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04)
         allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11    COLLATERAL AND GUARANTY MATTERS.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

                  (b) to release any Lien on any Collateral granted by any Sandia Party to the Administrative Agent at such time as the Administrative Agent has been provided with evidence satisfactory in form and substance to the Administrative Agent demonstrating that such Sandia Party has merged or consolidated with or into Lovelace provided that (i) Lovelace shall have delivered an Intercompany Note, in the amount of $70 million, to the Borrower and pledged its assets to the Borrower to secure such Intercompany Note pursuant to Intercompany Security Documents and such other documents reasonably required by the Collateral Agent, (ii) the Borrower shall delivered such Intercompany Note to the Collateral Agent, executed Collateral Assignment Documents and delivered such other documentation in accordance with Section 7.14 such that the Collateral Agent shall have a first priority security interest in such assets as required by Section 7.14 and (iii) the Borrower shall have provided to the Administrative Agent a written certification in form and substance satisfactory to the Administrative Agent that no such Sandia Party has outstanding at the time of such consolidation or merger any Indebtedness other than Indebtedness that it would otherwise be permitted to incur at such time as a Restricted Subsidiary (as defined in the Indenture) that is not a Subsidiary Guarantor (as defined in the Indenture) under the Indenture.

                  (c) to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 8.01(i); and



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                  (d) to release any Guarantor from its obligations under the
         Guaranty, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of Property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 10.11.

10.12    OTHER AGENTS; ARRANGERS AND MANAGERS.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE XI

                                  MISCELLANEOUS

11.01    AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

                  (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;



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                  (d) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

                  (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

                  (f) except in connection with a Disposition permitted under
         Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby; or

                  (g) release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender directly affected thereby.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any other Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) without the consent of the Lenders holding more than 50% of the Incremental Term Loan Commitments, extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Incremental Term Loans on account of the mandatory prepayment provisions of clauses (ii) through (v), inclusive, of Section 2.05(b) or the application provisions of Section 2.05(b)(vi); provided further, without the consent of the Required Revolving Lenders (1) no Default or Event of Default may be waived for purposes of Section 5.02 for purposes of any Revolving Loan borrowing or L/C Credit Extension and (2) no amendment, change, waiver, discharge or termination of Section 2.01(a), 2.02, 2.03, 2.06, 2.05(b)(i), Section 8 or Section 9 shall be effective.

         Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or




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(subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, set forth for the applicable party on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.02, and to distribute Loan Documents for negotiation or execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03    NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.



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11.04    ATTORNEY COSTS, EXPENSES AND TAXES.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and costs and expenses in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement, (b) the Syndication Agents for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and (c) to pay or reimburse the Administrative Agent, the Collateral Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

11.05    INDEMNIFICATION BY THE BORROWER.

         Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or
(d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential




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damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.05 shall be payable within ten Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 11.05. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.06    PAYMENTS SET ASIDE.

         To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

11.07    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be




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unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning
Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.



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         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank One assigns all of its Commitment and Loans pursuant to subsection
(b) above, Bank One may, (i) upon thirty days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank One as L/C Issuer or Swing Line Lender, as the case may be. If Bank One resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank One resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).



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11.08    CONFIDENTIALITY.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Loan Parties; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

11.09    SET-OFF.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and any Affiliate of any Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such




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Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document, irrespective of whether the Loan Parties are otherwise fully secured and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10    INTEREST RATE LIMITATION.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.11    COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12    INTEGRATION.

         This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.13    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.



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

11.14    SEVERABILITY.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15    TAX FORMS.

         (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Internal Revenue Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Internal Revenue Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                  (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Internal Revenue Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

11.16    REPLACEMENT OF LENDERS.

         Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnitees (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

11.17    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

11.18    WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.19    PUBLICITY.

         The Borrower will not and will not permit its Affiliates to, in the future, issue any press release or other public disclosure using the name of the Administrative Agent, any Lender or any of their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days prior written notice to the Administrative Agent and each affected Lender and without the prior written consent of the Administrative Agent and each affected Lender unless (and only to the extent that) the Borrower or such Affiliate of the Borrower is required to so disclose under law and then, in any event, the Borrower or such Affiliate will consult with the Administrative Agent and each affected Lender before issuing such press release or other public disclosure. The Borrower consents to the publication by the Administrative Agent and each Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Borrower may disclose to third parties that the Borrower has a borrowing relationship with the Administrative Agent and the Lenders. Nothing contained in this Agreement is intended to permit or authorize the Borrower to make any contract on behalf of Agent or any Lender.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:                  ARDENT HEALTH SERVICES, INC.,
                           a Delaware corporation

                           By: /s/ William P. Barnes
                              -----------------------------------------
                           Name: William P. Barnes
                           Title: Senior Vice President and Treasurer

GUARANTORS:                ARDENT HEALTH SERVICES LLC,
                           a Delaware limited liability company

                           By: /s/ William P. Barnes
                              -----------------------------------------
                           Name: William P. Barnes
                           Title: Senior Vice President, Chief Financial
                                  Officer and Treasurer

                           AHS ALBUQUERQUE HOLDINGS, LLC,
                           a New Mexico limited liability company
                           AHS ALBUQUERQUE REGIONAL MEDICAL CENTER, LLC, a New Mexico limited liability company
                           AHS ALBUQUERQUE PHYSICIAN GROUP, LLC,
                           a New Mexico limited liability company
                           AHS ALBUQUERQUE REHABILITATION HOSPITAL, LLC, a New Mexico limited liability company
                           AHS CUMBERLAND HOSPITAL, LLC,
                           a Virginia limited liability company
                           AHS KENTUCKY HOLDINGS, INC.,
                           a Delaware corporation
                           AHS KENTUCKY HOSPITALS, INC.,
                           a Delaware corporation
                           AHS LOUISIANA HOLDINGS, INC.,
                           a Delaware corporation
                           AHS LOUISIANA HOSPITALS, INC.,
                           a Delaware corporation
                           AHS MANAGEMENT COMPANY, INC.,
                           a Tennessee corporation
                           AHS NEW MEXICO HOLDINGS, INC.,
                           a New Mexico corporation
                           AHS NORTHEAST HEIGHTS HOSPITAL, LLC,
                           a New Mexico limited liability company
                           AHS SAMARITAN HOSPITAL, LLC,
                           a Kentucky limited liability company

                           By: /s/ William P. Barnes
                              -----------------------------------------
                           Name:  William P. Barnes
                           Title: Treasurer of each of the foregoing Guarantors



                            [Signature Pages Follow]

                           AHS S.E.D. MEDICAL LABORATORIES, INC.,
                           a New Mexico corporation
                           AHS SUMMIT HOSPITAL, LLC,
                           a Delaware limited liability company
                           AHS WEST MESA HOSPITAL, LLC,
                           a New Mexico limited liability company
                           ARDENT MEDICAL SERVICES, INC.,
                           a Delaware corporation
                           BEHAVIORAL HEALTHCARE CORPORATION,
                           a Delaware corporation
                           BHC ALHAMBRA HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC BELMONT PINES HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC CEDAR VISTA HOSPITAL, INC.,
                           a California corporation
                           BHC COLUMBUS HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC FAIRFAX HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC FOX RUN HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC FREMONT HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC GULF COAST MANAGEMENT GROUP, INC.,
                           a Tennessee corporation
                           BHC HEALTH SERVICES OF NEVADA, INC.,
                           a Nevada corporation
                           BHC HERITAGE OAKS HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC HOSPITAL HOLDINGS, INC.,
                           a Delaware corporation
                           BHC INTERMOUNTAIN HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC LEBANON HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC MANAGEMENT HOLDINGS, INC.,
                           a Delaware corporation
                           BHC MANAGEMENT SERVICES, LLC,
                           a Delaware limited liability company
                           BHC MANAGEMENT SERVICES OF INDIANA, LLC, a Delaware limited liability company
                           BHC MANAGEMENT SERVICES OF KENTUCKY, LLC, a Delaware limited liability company

                           By: /s/ William P. Barnes
                              -----------------------------------------
                           Name:  William P. Barnes
                           Title: Treasurer of each of the foregoing Guarantors



                            [Signature Pages Follow]

                           BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC, a Delaware limited liability company
                           BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC, a Delaware limited liability company
                           BHC MEADOWS PARTNER, INC.,
                           a Delaware corporation
                           BHC MONTEVISTA HOSPITAL, INC.,
                           a Nevada corporation
                           BHC OF INDIANA, GENERAL PARTNERSHIP,
                           a Tennessee general partnership
                           BHC OF NORTHERN INDIANA, INC.,
                           a Tennessee corporation
                           BHC PHYSICIAN SERVICES OF KENTUCKY, LLC, a Delaware limited liability company
                           BHC PINNACLE POINTE HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC PROPERTIES, INC.,
                           a Tennessee corporation
                           BHC SIERRA VISTA HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC STREAMWOOD HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC VALLE VISTA HOSPITAL, INC.,
                           a Tennessee corporation
                           BHC WINDSOR HOSPITAL, INC.,
                           an Ohio corporation
                           BLOOMINGTON MEADOWS, G.P.,
                           a Delaware general partnership
                           COLUMBUS HOSPITAL, LLC,
                           a Delaware limited liability company
                           INDIANA PSYCHIATRIC INSTITUTES, INC.,
                           a Delaware corporation
                           LEBANON HOSPITAL, LLC,
                           a Delaware limited liability company
                           MESILLA VALLEY GENERAL PARTNERSHIP,
                           a New Mexico general partnership
                           MESILLA VALLEY HOSPITAL, INC.,
                           a New Mexico corporation

                           By: /s/ William P. Barnes
                              -----------------------------------------
                           Name:  William P. Barnes
                           Title: Treasurer of each of the foregoing Guarantors


                           [Signature Pages Follow]

                           MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., a New Mexico corporation
                           NORTHERN INDIANA HOSPITAL, LLC,
                           a Delaware limited liability company
                           VALLE VISTA, LLC,
                           a Delaware limited liability company
                           WILLOW SPRINGS, LLC,
                           a Delaware limited liability company
                           AHS RESEARCH AND REVIEW, LLC,
                           a New Mexico limited liability company
                           BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC, a Delaware limited liability company

                           By: /s/ William P. Barnes
                              -----------------------------------------
                           Name:  William P. Barnes
                           Title: Treasurer of each of the foregoing Guarantors

                           [Signature Pages Follow]

ADMINISTRATIVE
AGENT:                     BANK ONE, NA,
                           as Administrative Agent

                           By: /s/ Timothy K. Boyle
                              -----------------------------------------
                           Name: Timothy K. Boyle
                           Title: First Vice President

LENDERS:                   BANK ONE, NA

                           By: /s/ Timothy K. Boyle
                              -----------------------------------------
                           Name: Timothy K. Boyle
                           Title: First Vice President

                           BANK OF AMERICA, N.A.

                           By: /s/ Peter D. Griffith
                              -----------------------------------------
                           Name: Peter D. Griffith
                           Title: Managing Director

                           MERRILL LYNCH CAPITAL, A DIVISION OF
                           MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

                           By: /s/ Garrett W. Fletcher
                              -----------------------------------------
                           Name: Garrett W. Fletcher
                           Title: Vice President

                           GENERAL ELECTRIC CAPITAL CORPORATION

                           By: /s/ [ILLEGIBLE]
                              -----------------------------------------
                           An Authorized Signatory

                           RESIDENTIAL FUNDING CORPORATION

                           By: /s/ Kevin Howell
                              -----------------------------------------
                           Name: Kevin Howell
                           Title: Senior Vice President

                           FLEET NATIONAL BANK

                           By: /s/ Maryann S. Smith
                              -----------------------------------------
                           Name: Maryann S. Smith
                           Title: Director

                           FIFTH THIRD BANK

                           By: /s/ Sandra G. Hamrick
                              -----------------------------------------
                           Name: Sandra G. Hamrick
                           Title: Vice President